Exhibit 10.8.2

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (“Agreement”) is entered into as of November 15, 2001 by and between CoBANK, ACB (“CoBank”), whose mailing address is 5500 South Quebec Street, Greenwood Village, Colorado 80111 and INTERWEST, L.C., an Iowa limited liability company, whose address is 502 1st Street, Ralston. Iowa 51459 (“Borrower”).

ARTICLE 1                                DEFINED TERMS.

As used in this Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

1.1                                            Advance: shall have the meaning set forth in Section 2.4.

1.2                                            Advance Date: a day (which shall be a Business Day) on which an Advance is made.

1.3                                            Authorized Officer: shall have the meaning set forth in Subsection 8.1.7.

1.4                                            Bank Bonds: shall have the meaning set forth in Section 2.3.

1.5                                            Bank Debt: all amounts owing under the Note, CoBank Equity Interest purchase obligations of Borrower, funding losses, and all interest, fees, expenses, charges and other amounts payable by Borrower pursuant to this Agreement and the other LC Documents to which Borrower is a party or by which Borrower is bound.

1.5A                                   Banking Day: a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England.

1.6                                            Base Rate: a rate of interest per annum equal at all times to the rate of interest established by CoBank from time to time as its National Variable Rate, which rate is intended by CoBank to be a reference rate and not its lowest rate. The National Variable Rate will change on the date established by CoBank as the effective date of any change therein and, upon Borrower’s request, CoBank agrees to notify Borrower of the then current Rate.

1.6A                                   Base Rate Margin: shall have the meaning set forth in Schedule 2 hereto.

1.7                                            Base Rate Loans: shall have the meaning set forth in Subsection 3.2.1.

1.8                                            Bonds: shall have the meaning set forth in Schedule 1 hereto.

1.9                                            Bond Documents: shall have the meaning set forth in Schedule 1 hereto.

1.10                                     Bond Fund: shall have the meaning set forth in the Bond Trust Indenture.

1.11                                     Intentionally Omitted.

1.12                                     Bond Loan Agreement: shall have the meaning set forth in Schedule 1 hereto.

1.13                                     Intentionally Omitted.

1.14                                     Bond Payment: is a payment from the Bond Trustee from the Bond Fund.

1.15                                     Bond Transaction: the transaction whereby Borrower executes the Bond Documents to which it is a party or by which it is bound, takes such actions as is required of it under the Bond Documents to enable the Bonds to be issued and marketed.

1.16                                     Bond Trust Indenture: shall have the meaning set forth in Schedule 1 hereto.

1.17                                     Bond Trustee: shall have the meaning set forth in Schedule 1 hereto.

1.18                                     Intentionally Omitted.

1.19                                     Intentionally Omitted.

1.20                                     Budget: shall mean the Project budget delivered by Borrower to CoBank pursuant to Subsection 8.1.21.

1.21                                     Building Codes: shall have the meaning set forth in Subsection 9.15.1.

1.22                                     Business Day: any day other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the States of Colorado or New York.

1.23                                     Certificate of Non-reinstatement: shall have the meaning set forth in Schedule 1 hereto.

1.24                                     Closing Date: that date on which CoBank and Borrower have executed all LC Documents and on which the conditions for issuance of the Letter of Credit as set forth in Article 8 of this Agreement have been met.

1.25                                     CoBank Equity Interests: shall have the meaning set forth in Article 5.

1.26                                     Intentionally Omitted.

1.27                                     Intentionally Omitted.

1.28                                     Collateral: shall have the meaning set forth in Schedule 2 hereto.

1.29                                     Completion Date: shall have the meaning set forth in Schedule 2 hereto.

1.30                                     Compliance Certificate: a certificate of an officer or employee of Borrower acceptable to CoBank setting forth calculations showing compliance with the Financial Covenants set forth in Schedule 2 hereto.

1.31                                     Confirmation Bank: the issuer of the Confirming Letter of Credit.

1.32                                     Confirmation Reimbursement Agreement: the agreement (in whatever form or forms, including written, oral, or established by course of dealing) by and between CoBank and the Confirmation Bank evidencing CoBank’s obligation to reimburse the Confirmation Bank for the amount of any payments made on or on account of the Confirming Letter of Credit and to pay to the Confirmation Bank, or reimburse the Confirmation Bank for, other costs, expenses, charges and other amounts.

1.33                                     Confirming Letter of Credit: the letter of credit in favor of the Bond Trustee, or other written confirmation of the Letter of Credit, in substantially the form attached hereto as Exhibit 1.33 and including any replacement therefore.

1.34                                     Default Interest Rate: a rate of interest equal to 400 basis points per annum in excess of the interest rates that would otherwise be in effect on such loans.

1.35                                     Intentionally Omitted.

1.36                                     Disbursement: shall have the meaning set forth in Section 10.1.

1.37                                     Disbursement Date: shall have the meaning set forth in Section 10.1.

1.38                                     Draw Amount: shall have the meaning set forth in Section 4.1.

1.39                                     Draw Notice: shall have the meaning set forth in Section 4.1.

1.40                                     Drawing Fee: shall have the meaning set forth in Subsection 3.5.3.

1.41                                     Environmental Laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 (“CERCLA”) and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 (“RCRA”).

1.42                                     Environmental Regulations: as defined in the definition of Hazardous Substances.

1.43                                     Intentionally Omitted.

1.44                                     Event of Default: shall have the meaning set forth in Article 13.

1.45                                     Expiry Date: shall mean the Initial Expiry Date of the Letter of Credit and, upon each renewal or extension of the Letter of Credit, the new expiration date thereof.

1.46                                     Facility Fee: shall have the meaning set forth in Subsection 3.5.1.

1.47                                     Intentionally Omitted.

1.48                                     Intentionally Omitted.

1.49                                     Intentionally Omitted.

1.50                                     Intentionally Omitted.

1.51                                     Funding Loss: shall have the meaning set forth in Section 4.8.

1.52                                     GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

1.53                                     Intentionally Omitted.

1.54                                     Intentionally Omitted.

1.55                                     Guarantor: shall have the meaning set forth in Schedule 2 hereto.

1.56                                     Guarantor Collateral: shall have the meaning set forth in Schedule 2

1.57                                     Guarantor Security Documents: shall have the meaning set forth in Schedule 2 hereto.

1.58                                     Guaranty: shall have the meaning set forth in Schedule 2 hereto.

1.59                                     Hazardous Substances: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (“Environmental Regulations”), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

1.60                                     Indemnified Parties: shall have the meaning set forth in Section 12.1.

1.61                                     Initial Expiry Date: shall have the meaning set forth in Schedule 2.

1.62                                     Initial Payment Date: shall have the meaning set forth in Schedule 2.

1.63                                     Interest Drawing: shall have the meaning set forth in the Letter of Credit.

1.64                                     Interest Payment: shall have the meaning set forth in Section 4.3.

1.65                                     Interest Rate(s): shall have the meaning set forth in Section 3.2.

1.66                                     Intentionally Omitted.

1.67                                     Intentionally Omitted.

1.68                                     Issuer: shall have the meaning set forth in Schedule 1 hereto.

1.69                                     LC Documents: this Agreement, the Note, any security documents signed by Borrower, the Guaranty, the Guarantor Security Documents, and other documents required to grant to CoBank a perfected security interest in the Collateral and the Guarantor Collateral.

1.70                                     LC Draw: an Interest Drawing, a Principal Drawing, a Premium Drawing, or a Remarketing Drawing.

1.71                                     Letter of Credit: the letter of credit in favor of the Bond Trustee in substantially the form attached hereto as Exhibit 1.71, including all replacements or extensions thereof.

1.72                                     Intentionally Omitted.

1.73                                     Licensing Laws: shall have the meaning set forth in Section 7.5.

1.73A         Intentionally Omitted.

1.74                                     Material Adverse Effect: means (a) a material adverse effect on the financial condition, results of operation, business or property of Borrower; (b) a material adverse effect on the ability of Borrower to perform its obligations under this Agreement and the other LC Documents; or (c)

a material adverse effect upon the ability of CoBank to enforce its rights and remedies under the LC Documents.

1.75                                     Intentionally Omitted.

1.76                                     Maturity Date: shall have the meaning set forth in Schedule 2.

1.77                                     Maximum Interest Amount: shall have the meaning set forth in Schedule 1 hereto.

1.78                                     Intentionally Omitted.

1.79                                     Maximum Principal Amount: shall have the meaning set forth in Schedule 1 hereto.

1.80                                     Intentionally Omitted.

1.81                                     Note: the promissory note made as of the date hereof by Borrower payable to the order of CoBank to evidence Borrower’s obligations under this Agreement to CoBank, and all amendments, renewals, substitutions and extensions thereof.

1.82                                     Organization Documents: in the case of a corporation, its articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its articles of organization and its operating agreement.

1.83                                     Intentionally Omitted.

1.84                                     Payment: shall have the meaning set forth in Section 4.1.

1.85                                     Payment Due Date: shall have the meaning set forth in Section 4.1.

1.86                                     Performance Date: shall have the meaning set forth in Schedule 2 hereto.

1.87                                     Permitted Encumbrances: shall have the meaning set forth in Section 7.3.

1.88                                     Person: any individual, corporation, limited liability company, association, partnership, trust, organization, government, governmental agency, or other entity.

1.89                                     Intentionally Omitted.

1.90                                     Pledged Bonds: shall have the meaning set forth in Section 2.3.

1.91                                     Potential Default: any event, other than an event described in Section 13.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

1.92                                     Premium Drawing: shall have the meaning set forth in the Letter of Credit.

1.93                                     Principal Drawing: shall have the meaning set forth in the Letter of Credit.

1.94                                     Project: shall have the meaning set forth in Schedule 2 hereto.

1.95                                     Project Completion Date: shall have the meaning set forth in Schedule 2 hereto.

1.96                                     Project Costs: shall mean the various categories of costs set forth in the Budget.

1.97                                     Projections: the projections as described in Schedule 2 hereto, provided to CoBank with respect to projected operations and financial results of operations of Borrower in the event of the consummation of the Bond Transaction.

1.98                                     Property: the parcel(s) of real estate and other real estate interests upon which the Project will be located, as more particularly described in the Security Documents.

1.99                                     Quarter: the quarters of Borrower’s fiscal year commencing as of January 1, April 1, July 1 and October 1.

1.100                              Intentionally Omitted.

1.101                              Intentionally Omitted.

1.102                              Intentionally Omitted.

1.103                              Intentionally Omitted.

1.104                              Redemption Dates and Redemption Amounts: shall have the meaning set forth in Schedule 2 hereto.

1.105                              Redemption Notification Dates : shall have the meaning set forth in Schedule 2 hereto.

1.106                              Reimbursement Amount: shall have the meaning set forth in Section 4.2.

1.107                              Reimbursement Notice: shall have the meaning set forth in Section 4.2.

1.108                              Remarketing Agent: shall have the meaning set forth in Schedule 1 hereto.

1.109                              Remarketing Drawing: shall have the meaning set forth in the Letter of Credit.

1.110                              Required Licenses: shall have the meaning set forth in Section 7.12.

1.111                              Revenues: shall have the meaning set forth in the Bond Trust Indenture.

1.112                              Intentionally Omitted.

1.113                              Security Documents: the security agreements, mortgages, deeds of trust, financing statements, pledge agreements, leasehold assignment and consents, assignments and/or other security documents executed by Borrower in favor of CoBank to secure Borrower’s performance of its obligations under the Note and other LC Documents to which Borrower is a party or by which Borrower is bound with a lien on the Collateral, in form and substance reasonably acceptable to CoBank.

1.114                              Intentionally Omitted.

1.115                              Intentionally Omitted.

1.116                              State of Formation: shall have the meaning set forth in Schedule 2 hereto.

1.117                              Statement Date: shall have the meaning set forth in Schedule 2 hereto.

1.118                              Title Commitment: shall have the meaning set forth in Subsection 8.1.4.

1.119                              Title Insurer: shall have the meaning set forth in Subsection 8.1.4.

1.120                              Title Policy: shall have the meaning set forth in Subsection 8.1.4.

1.121                              Weighted Average Interest Rate: for any measurement date, the actual interest accrued on the Note during the immediately preceding Quarter divided by the average daily principal balance owing under the Note during such Quarter, with the result multiplied by four.

ARTICLE 2                                ISSUANCE OF LETTER OF CREDIT/DRAWS.

2.1                                            Issuance of Letter of Credit. CoBank agrees that, upon satisfaction of the requirements contained in Article 8 hereof, it will issue the Letter of Credit with an initial expiration date of the Initial Expiry Date in the amount of the Maximum Principal Amount, plus the Maximum Interest Amount, provided however such conditions must be satisfied no later than the Performance Date.

2.2                                            Renewal and/or Replacement of Letter of Credit.

2.2.1                     Renewal of Letter of Credit. CoBank agrees to extend the Letter of Credit for successive periods of 365/366 days from the Initial Expiry Date, or from each successive Expiry Date, as applicable, unless, at least one-hundred and twenty (120) days prior to such Initial Expiry Date or the Expiry Date, as applicable, CoBank notifies Borrower and the Bond Trustee, in writing, to the contrary.

2.2.2                     Intentionally Omitted.

2.2.3                     Intentionally Omitted.

2.3                                            Reinstatement of Letter of Credit. Until the applicable Expiry Date, CoBank agrees to automatically reinstate the Letter of Credit: (a) by the amount of each Interest Drawing unless CoBank shall, within three Business Days after such Interest Drawing, have sent the Bond Trustee a written notice in the form of the Certificate of Non-reinstatement; and (b) by the amount of each Remarketing Drawing upon receipt by the Bond Trustee of Bonds in an aggregate principal amount equal to the unpaid amount of the principal portion of such Remarketing Drawing which are either (x) registered in the name of Borrower as pledgor and CoBank as pledgee (“Pledged Bonds”), or (y) registered in the name of CoBank as owner (“Bank Bonds”).

2.4                                            Draws on Letter of Credit. The amount of each LC Draw shall, as of the date paid by CoBank and to the extent Borrower has not by such date provided funds to CoBank to reimburse CoBank for the amount of such LC Draw, be treated as an advance under the Note (“Advance”), secured by the Collateral, and repayable by Borrower as provided in this Agreement and the Note.

2.5                                            Draws on Confirming Letter of Credit. Any amount which CoBank pays to the Confirmation Bank (a) on account of a draw on the Confirming Letter of Credit or (b) as a fee, expense reimbursement, charge or other amount shall, in either case, as of the date paid by CoBank and to the extent Borrower has not by such date provided funds to CoBank to reimburse CoBank for the amount of such amount, be treated as an Advance, secured by the Collateral, and repayable by Borrower as provided in this Agreement and the Note.

ARTICLE 3                                INTEREST AND FEES.

3.1                                            Interest. Amounts owing under the Note, whether on account of an Advance or otherwise, shall bear interest from the date of such Advance until paid at the Interest Rate as provided in Section 3.2 hereof.

3.2                                            Interest Rate Determination. The rate of interest (“Interest Rate”) applicable to amounts owing under the Note or otherwise under this Agreement, shall be determined as follows.

3.2.1                     Base Rate Loans. The outstanding principal balance under the Note shall bear interest at the Base Rate plus the Base Rate Margin (“Base Rate Loans”).

3.2.2                     Intentionally Omitted.

3.2.3                     Intentionally Omitted.

3.3                                            Interest Calculation. Interest on Base Rate Loans shall be calculated on the actual number of days each Advance is outstanding on the basis of a year consisting of 360 days. In calculating interest, the Advance Date shall be included and the date each Advance is repaid shall be excluded.

3.4                                            Default Interest Rate. All past due payments on the Note or of any Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.

3.5                                            Fees. Borrower shall pay the following fees in the amounts and at the times indicated.

3.5.1                     Facility Fee. Borrower shall pay to CoBank an annual non-refundable facility fee (“Facility Fee”) equal to (a) the sum of (i) the Maximum Interest Amount, and (ii) the Maximum Principal Amount, (with such amounts used to calculate such fee after the initial fee subject to any permitted reduction made after the Closing Date), (b) multiplied by the Facility Fee Factor specified on Schedule 2 hereto, which amount shall be paid on the Closing Date and, in advance, on each annual anniversary of the Closing Date. The Facility Fee shall include the Confirmation Fee as set forth on Schedule 2 hereto.

3.5.2                     Intentionally Omitted.

3.5.3                     Drawing Fee. Borrower shall pay to CoBank a non-refundable drawing fee (“Drawing Fee”) equal to the Drawing Fee specified on Schedule 2 hereto, which shall be payable at each time of CoBank’s honoring of a draw under the Letter of Credit.

ARTICLE 4                                PAYMENTS.

4.1                                            Payments On Account of LC Draws. No later than the fifth (5th) Business Day after CoBank notifies Borrower (“Draw Notice”) of the payment of and amount of (“Draw Amount”) an LC Draw in writing (“Payment Due Date”), Borrower shall, subject to the application of any amounts paid to CoBank on or in advance of the date of such LC Draw specifically to pay the amount of such LC Draw, pay to CoBank such Draw Amount, less any Bond Payment received by CoBank (from Trustee) by such Payment Due Date (“Payment”), unless CoBank, at its sole discretion, shall provide extended payment terms as specified in such Draw Notice, in which case, the amount of such Advance shall be payable as provided in such Draw Notice, provided that the unpaid principal owing on the Note must, in any event, be paid in full no later than the Maturity Date.

4.2                                            Payments to Confirmation Bank. In the event of: (a) a draw on the Confirming Letter of Credit, or (b) payment by CoBank to the Confirmation Bank of a fee (except to the extent included in the Facility Fee), expense reimbursement, charge or other amount pursuant to the Confirmation Reimbursement Agreement, Borrower shall, no later than the second Business Day after CoBank notifies Borrower in writing of the fact and amount (“Reimbursement Amount”) of such a payment (“Reimbursement Notice”), reimburse CoBank the full amount thereof with interest thereon at the Base

Rate, unless CoBank, at its sole discretion, shall provide extended payment terms as specified in such Reimbursement Notice, in which case, such Reimbursement Amount shall be payable as provided in such Reimbursement Notice, provided that such Reimbursement Amount must, in any event, be paid in full no later than the Maturity Date.

4.3                                            Payments of Interest. Borrower shall pay to CoBank interest (“Interest Payment”): (a) on Base Rate Loans monthly in arrears on the twentieth (20th) day of each calendar month beginning the first month after which an Advance occurs; plus (b) a final payment of the accrued and unpaid Interest on the Maturity Date. Upon the occurrence and during the continuance of an Event of Default or Potential Default, at the option of CoBank, interest shall be payable upon demand by CoBank, and in no event less frequently than monthly.

4.4                                            Optional Redemptions. Borrower shall instruct the Trustee to give notice, in the name of the Issuer, on or before any Redemption Notification Dates set forth in Schedule 2 hereof to redeem Bonds on the Redemption Date and in the Redemption Amounts as set forth in Schedule 2 hereof.

4.5                                            Application of Payments and Interest Payments. Provided no Event of Default or Potential Default has occurred, Payments shall be applied first to Base Rate Loans. Upon the occurrence and during the continuance of an Event of Default or Potential Default, all Payments and Interest Payments shall be applied, as CoBank in its sole discretion shall determine, to fees, the purchase of CoBank Equity Interests, interest or principal indebtedness under the Note, or to any other Bank Debt. The amount of all Advances and other Bank Debt, and all payments by or on behalf of Borrower of such amounts, shall be entered on the books of CoBank and such entries shall be presumptive evidence of the unpaid amounts owing by Borrower and outstanding from time to time under the Note and other LC Documents to which Borrower is a party or by which Borrower is bound.

4.6                                            Payment Obligations Absolute. The obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a)                                  any lack of validity or enforceability of the Letter of Credit, any of the LC Documents, the Bonds, the Bond Documents, or any other agreement or instrument related to any such documents;

(b)                                 any amendment or waiver of or any consent to departure from the terms of the Letter of Credit or any of the LC Documents or the Bond Documents or any other agreement or instrument related thereto unless agreed to in writing by CoBank;

(c)                                  the existence of any claim, setoff, defense or other right which the Borrower or Issuer may have at any time against the Bond Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Bond Trustee, any such beneficiary or any such transferee may be acting), CoBank, the Confirmation Bank, or any other Person, whether in connection with this Agreement, the Letter of Credit, the Confirming Letter of Credit, the Confirmation Reimbursement Agreement, any of the other LC Documents, the Bonds, the Bond Documents, or any other agreement or instrument related to such documents, or in connection with the Project or any unrelated transaction;

(d)                                 any statement, draft, certificate, or any other document presented under the Letter of Credit or the Confirming Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever (except to the extent acceptance or reliance upon any such statement, draft or other document is a result of CoBank’s gross negligence or willful misconduct);

(e)                                  payment by CoBank of an LC Draw against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit in any respect which singly or in the aggregate is immaterial, unless such payment is made as a result of CoBank’s gross negligence or willful misconduct;

(f)                                    the surrender or impairment of any security for the performance or observance of the terms of this Agreement, any of the LC Documents, the Bond Documents, or any other agreement related to such documents; or

(g)                                 any other circumstance, happening or omission whatsoever, whether or not similar to any of the foregoing, provided that such circumstance, happening or omission is not a result of CoBank’s gross negligence or willful misconduct.

4.7                                            Manner of Payment. All Payments, Interest Payments, and other payments of amounts owing hereunder that Borrower is required or permitted to make under the terms of this Agreement shall be made to CoBank (a) in immediately available federal funds, to be received no later than 3:00 p.m. Borrower’s local time of the Business Day on which such payment is due by wire transfer through Federal Reserve Bank,. Kansas City, Routing Number: 307088754, COBANK ENGWD (or to such other account as CoBank may designate by notice); and (b) without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding.

4.8                                            Intentionally Omitted.

ARTICLE 5                                COBANK EQUITY.

5.1                                            Purchase of CoBank Equity Interests. In the event that, and no later than fifteen (15) days after, CoBank notifies Borrower in a Draw Notice that Borrower has in excess of ninety (90) days to reimburse CoBank for a Draw Amount, Borrower agrees to purchase such equity interests in CoBank (“CoBank Equity Interests”) as CoBank may from time to time require with respect to each such Draw Amount in accordance with its bylaws and capital plan as applicable to cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank’s bylaws, a written description of the terms and conditions under which the Certificates are issued, CoBank’s Loan-Based Capital Plan, CoBank’s most recent annual report, and if more recent than CoBank’s latest annual report, its latest quarterly report.

ARTICLE 6                                SECURITY.

6.1                                            Borrower’s Assets. As security for the payment and performance of all obligations of Borrower to CoBank under the LC Documents, including but not limited to principal and interest under the Note, CoBank Equity Interest purchases, fees, funding losses, reimbursements, and all other Bank Debt or obligations of Borrower under this Agreement or any of the other LC Documents, Borrower shall grant to, and maintain for, CoBank a lien and security interest, subject only to Permitted Encumbrances, in all of the Collateral, whether now owned or hereafter acquired, pursuant to the Security Documents; provided that to the extent that the Collateral includes the following, Borrower shall grant a security interest therein only to the extent that a security interest may now or hereafter be granted in such rights: Borrower’s rights under licenses, leases, franchises (or granting ordinances), privileges and permits heretofore or hereafter granted, issued or provided to Borrower by the United States, any state, or any county, township, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing. Borrower shall execute and deliver to CoBank the Security Documents to evidence the security interest of CoBank in the Collateral, together with such financing statements or other documents as CoBank shall reasonably request.

Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as CoBank shall reasonably request, in form and substance as CoBank shall reasonably specify, to establish, confirm, perfect or provide notice of CoBank’s security interest in the Collateral. If requested by CoBank: (a) Borrower and CoBank shall place a legend on any chattel paper included in the Collateral showing CoBank’s security interest therein; and (b) Borrower shall deliver to CoBank possession of any instruments and securities included in the Collateral (duly endorsed to CoBank’s reasonable satisfaction).

6.2                                            Pledge of Remarketing Bonds.

(a)                                  As security for the payment and performance of all obligations of Borrower to CoBank under the LC Documents, including but not limited to principal and interest under the Note, CoBank Equity Interest purchases, fees, funding losses, reimbursements, and all other Bank Debt or obligations of Borrower under this Agreement or any of the other LC Documents, Borrower hereby agrees that upon the making of a Remarketing Drawing, Borrower will, except to the extent that Bank Bonds are registered in the name of CoBank to cover the unpaid amount of the principal portion of any Remarketing Drawing, deliver or cause to be delivered forthwith to CoBank, Pledged Bonds free and clear of all other liens and encumbrances in an aggregate principal amount equal to the principal portion of such Remarketing Drawing, and Borrower hereby grants to CoBank a security interest in the Pledged Bonds and in the proceeds thereof.

(b)                                 Borrower hereby agrees to deliver to CoBank all certificates representing the Pledged Bonds registered in the names of Borrower as pledgor and CoBank as pledgee, with Borrower’s endorsement when necessary or with appropriate assignments duly executed in blank. Borrower further agrees to cause the Bond Trustee to enter into its registration books as the address to which payments of interest with respect to Pledged Bonds are to be sent, CoBank’s address for notices pursuant to Subsection 14.4.2 hereof as in effect from time to time.

(c)                                  If Borrower shall become entitled to receive or shall receive any Pledged Bonds, any payment of interest with respect to the Pledged Bonds by the Issuer, or any and all other proceeds thereof, Borrower shall accept any such amounts or items as CoBank’s agent, shall hold them in trust for CoBank, and shall deliver them forthwith to CoBank in the exact form received, with Borrower’s endorsement when necessary, in each case with signatures guaranteed, to be held by CoBank, subject to the terms hereof, as security for the payment and performance of all obligations of Borrower hereunder and under the other LC Documents, except that CoBank shall credit all payments and proceeds directly against Borrower’s obligations under Sections 4.1, 4.2, and 4.3 hereof.

(d)                                 All principal, premium if any, and interest paid on the Pledged Bonds shall be retained by CoBank (or if received by Borrower shall be forthwith delivered by it to CoBank in the original form received) and applied by CoBank to the payment of amounts due CoBank from Borrower hereunder and under the other LC Documents.

(e)                                  If Borrower makes or causes to be made to CoBank a prepayment or payment of a Remarketing Drawing pursuant to Subsection 4.1 hereof, or the Remarketing Agent resells Pledged Bonds on behalf of Borrower and the proceeds thereof are paid over to CoBank for application to amounts owing by Borrower hereunder, CoBank agrees to release from the lien of this Agreement and deliver to Borrower or the Remarketing Agent, as the case may be, Pledged Bonds in an aggregate principal amount equal to the amount of such prepayment or payment with respect to principal so made (except to the extent CoBank has reconveyed Bank Bonds on account of such prepayment or payment), or the principal amount of the Pledged Bonds so resold.

(f)                                    In addition to the rights and remedies granted to CoBank in this Agreement, CoBank shall have all of the rights and remedies of a secured party under applicable law and such other rights and remedies as are granted to a secured party in similar situations to the extent of the security interest granted under Subsection 6.2(a) above.

(g)                                 Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds by CoBank are insufficient to pay all amounts to which CoBank is entitled, including principal and interest as provided herein, and the reasonable fees of any outside attorneys employed by CoBank to collect such deficiency.

6.3                                            Guarantees. As additional security for the payment and performance of all obligations of Borrower to CoBank under the LC Documents, including but not limited to principal and interest under the Note, CoBank Equity Interest purchases, fees, funding losses, reimbursements, and all other Bank Debt or obligations of Borrower under this Agreement or any of the other LC Documents, Borrower shall cause to be provided a guarantee from Guarantor. Such guarantee shall be in a form acceptable to CoBank and shall require Guarantor to provide CoBank with an annual audit within 120 days of Guarantor’s fiscal year end, and require Guarantor to notify CoBank of any violation of or change to any loan covenant to which it is subject.

ARTICLE 7                                REPRESENTATIONS AND WARRANTIES.

To induce CoBank to issue the Letter of Credit, and recognizing that CoBank is relying thereon, Borrower represents and warrants as follows:

7.1                                            Organization, Good Standing, Etc. Borrower (a) is duly organized, validly existing, and in good standing under the laws of its state of organization; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; and (c) has all requisite corporate and legal power (1) to own and operate its assets and to carry on its business, (2) to enter into and perform the LC Documents to which it is a party or by which it is bound, (3) to enter into and perform the Bond Loan Agreement, and (4) to consummate the Bond Transaction.

7.2                                            Authority, Due Authorization; Consents. Borrower has full power and authority to conduct its business as contemplated to be operated from and after the Closing Date; to execute and deliver under the LC Documents and the Bond Documents to which Borrower is a party; to perform under the LC Documents and the Bond Documents by which Borrower is bound; and to consummate the Bond Transaction, all of which have been duly authorized. All consents or approvals of any Person which are required to be obtained on or before the Closing Date in connection with Borrower’s execution, delivery and performance of the LC Documents and the Bond Documents to which, in either case, Borrower is a party or by which Borrower is bound, and/or consummation of the Bond Transaction, have been obtained.

7.3                                            Title to Property. Borrower holds good and marketable title to all of its real property (other than rights of way, easements and similar interests in real property which in the aggregate are not material), owns all of its personal property, and holds all of its leases, free and clear of any lien, pledge, restriction, or encumbrance, except as disclosed in writing to CoBank or as disclosed as a permitted exception in the Title Policy insuring the deed of trust encumbering the Collateral (“Permitted Encumbrances”).

7.4                                            Litigation. Except as described on Exhibit 7.4 hereto, there are, no pending legal or governmental actions, proceedings or investigations to which Borrower is a party or to which any property of Borrower is subject which could reasonably be expected to result in any Material Adverse

Effect and, to Borrower’s knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or any other Person.

7.5                                            No Violations. The execution, delivery and performance by Borrower of the LC Documents and the Bond Documents to which, in either case, Borrower is a party or by which Borrower is bound, and the consummation of the Bond Transaction will not: (a) violate any provision of Borrower’s Organization Documents, or any law, rule, regulation, judgment, order or ruling of any court or governmental agency; (b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained (“Licensing Laws”), where, in the case of (a), (b), and (c) above, any such violation, conflict, breach, default, loss, or restriction could reasonably be expected to result in a Material Adverse Effect.

7.6                                            Binding Agreement. Each of the LC Documents and the Bond Documents to which, in either case, Borrower is a party or by which Borrower is bound, is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, the obligations of good faith, fair dealing and commercial reasonableness, and by general principles of equity.

7.7                                            Compliance with Laws. Borrower is in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance would result in a Material Adverse Effect.

7.8                                            Principal Place of Business. Borrower’s place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 9.1 hereof are kept, is located at the address shown for notice to Borrower on Schedule 2 hereto.

7.9                                            Consummation of Bond Transaction. The Bond Transaction and Bond Loan Agreement have been consummated as of the Closing Date, in accordance with the terms of the Bond Documents, and all aspects of the Bond Transaction were in compliance with all applicable laws to Borrower’s knowledge, and all consents required to be obtained by Borrower in connection therewith, were obtained and: (a) the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, of such consents shall have expired without any such filing having been made or notice of such review having been issued; or (b) in the event of such filing or review sua sponte, such filing or review shall have been disposed of favorably to the consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

7.10                                     Financial Statements; Projections; No Material Adverse Change.

(a)           All financial statements submitted to CoBank with respect to Borrower fairly presented in all material respects the operations, financial condition, assets and liabilities as of the dates covered thereby; and all Projections submitted to CoBank with respect to Borrower fairly presented in all material respects the projected operations, financial condition, assets and liabilities as of the dates covered thereby.

(b)           To Borrower’s knowledge, (i) no undisclosed facts existed at the time of submission of any financial statements to CoBank which, if taken into account, would have resulted in any material change in such financial statements; and (ii) no undisclosed facts existed at the time of submission of the Projections to CoBank which, if taken into account, would have resulted in any material change in any of the Projections. The Projections were, at the time of submission, based upon reasonable estimates and assumptions, all of which were fair in light of then-current conditions, were prepared on the basis of the assumptions stated therein, and reflected the reasonable estimate of Borrower of the results of operations and other information projected therein. To Borrower’s knowledge, as of the date hereof: (A) there have been no changes in the estimates and assumptions used in preparing the Projections which, if taken into account, would, in the aggregate, have a Material Adverse Effect on such Projections, and such estimates and assumptions are fair in light of the current conditions; (B) no undisclosed facts exist which, if taken into account, would, in the aggregate, have a Material Adverse Effect on the Projections; and (C) the Projections reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

7.11                                     Payment of Taxes. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Borrower has paid when due all other taxes, assessments or impositions levied or assessed against Borrower or its business or properties, including, without limitation, all taxes, assessments, or impositions resulting from the Bond Transaction, except for such taxes, assessments, or impositions as are being contested in good faith by appropriate actions or legal proceedings and as to which Borrower has established adequate reserves therefor in accordance with GAAP.

7.12                                     Licenses and Approvals. Borrower: (a) has ownership of, or license to use, or has been issued, all governmental franchises, certificates, approvals, permits, authorities, agreements, and licenses used or necessary to permit it to own its properties and to conduct its business (“Required Licenses”); (b) has taken all action, including the filing of all reports and requests for extensions or continuation, necessary to maintain all such Required Licenses, and has not taken or failed to take any action which, with the giving of notice, or the expiration of time, or both, could result in any such Required License being withdrawn, revoked, modified, or limited. Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower’s knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower’s rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. None of the Required Licenses is subject to any restrictions or conditions that limit Borrower’s ability to conduct its business in substantially the manner as presently conducted. No consent, permission, authorization, order, or license of any governmental authority, is necessary in connection with the: (i) execution, delivery, performance, or enforcement of the LC Documents and the Bond Documents to which Borrower is a party or by which it is bound; and (ii) the consummation of the Bond Transaction and the Bond Loan Agreement.

7.13                                     Intentionally Omitted.

7.14                                     Intentionally Omitted.

7.15                                     Real Property. Borrower: (a) has all real property interests, including without limitations fee interests, leasehold interests, easements, licenses and rights of way which are necessary for the conduct of Borrower’s business, including without limitation easements, licenses, rights-of-way and leases with respect to the Project, and (b) does not own any fee interest or leasehold interest, or any other interest, including without limitation any easements, rights of way or licenses, in real property, other than as set forth on Exhibit 7.15 hereto.

7.16                                     Personal Property. Borrower has all tangible personal property necessary for the conduct of Borrower’s business, and all such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the uses for which they are being utilized.

7.17                                     Regulatory Proceedings. Borrower has not submitted or filed, or otherwise participated as a party to, any stipulation, pleading, filing or other proceeding with any regulatory authority with jurisdiction over Borrower, where such stipulation, pleading, filing or other proceeding could reasonably be expected to have a Material Adverse Effect.

7.18                                     Environmental Compliance. Without limiting the provisions of Section 7.7 above, all property owned or leased by Borrower and all operations conducted by it are, and upon completion of the Project will be, in compliance in all material respects with all Laws relating to environmental protection, with respect to which the failure to comply would have a Material Adverse Effect.

7.19                                     Fiscal Year. Borrower’s fiscal year is as set forth on Schedule 2 hereto.

7.20                                     Intentionally Omitted.

7.21                                     Intentionally Omitted.

7.22                                     Disclosure. To the best of Borrower’s knowledge, after inquiry of all officers of the Borrower except for the Secretary, the representations and warranties of Borrower contained in this Article and in the other LC Documents do not contain any untrue statement of a material fact by Borrower or omit to state a material fact necessary to make such representations therein not misleading.

ARTICLE 8                                CONDITIONS TO ISSUANCE OF LETTER OF CREDIT.

8.1                                            Conditions to Issuance of Letter of Credit. CoBank’s obligation to issue the Letter of Credit is subject to satisfaction, in CoBank’s sole discretion, of each of the following conditions precedent.

8.1.1                     Eligibility. Borrower shall be eligible to borrow from CoBank as determined by CoBank. Borrower shall purchase such equity in CoBank as CoBank may from time to time require in accordance with its Bylaws. However, the maximum amount of equity which Borrower shall be obligated to purchase in connection with the issuance of the Letter of Credit may not exceed the maximum amount permitted by the Bylaws at the time the Letter of Credit is issued or renewed.

8.1.2                     Bond Documents. CoBank shall have received duly executed originals of all Bond Documents.

8.1.3                     LC Documents; and Other Documents. CoBank shall have received: (a) duly executed originals of the LC Documents; and (b) such other instruments and documents in which CoBank has been granted a security interest and of which CoBank is to have possession under the terms of the LC Documents.

8.1.4                     Searches; UCC Filings; Title Insurance; Flood Hazard Certification. CoBank shall have received: (a) searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed which remain in effect against Borrower, (ii) except with respect to Permitted Encumbrances no financing statements have been filed by any Person other than CoBank, which remain in effect against the Collateral, (iii) all financing statements necessary to perfect the security interests granted to CoBank under the LC Documents have been filed or recorded, to the extent such security interests are capable of being perfected by such filing; (b) mortgagee’s title insurance commitments (each a “Title Commitment”) acceptable to CoBank from one or more insurers acceptable to CoBank (each a “Title Insurer”) committing to issue one or more title policies (ALTA Loan Policy Form) (each a “Title Policy”) insuring the lien in favor of CoBank on the Collateral which constitutes an interest in real property and has the priority provided in Schedule 2 hereto on such real property, subject only to Permitted Encumbrances, and (i) deleting the standard printed exceptions and the gap exception, (ii) containing only such exceptions to title as are reasonably acceptable to CoBank, and (iii) containing such other endorsements as CoBank may reasonably require; and (c) evidence satisfactory to it that each of the real property interests upon which CoBank is granted a lien by the Security Documents is not located in a flood hazard area. In addition, in the case of each parcel of real property covered by a Title Commitment, as of the Closing Date CoBank shall have received from the Title Insurer a written confirmation acceptable to CoBank confirming that the Title Insurer is irrevocably committed to issue the Title Policy.

8.1.5                     Approvals, Including Regulatory Approval. CoBank shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are, with respect to Borrower, necessary for, or required as a condition of: (a) the validity and enforceability of the LC Documents; (b) creation of and realization on, CoBank’s lien on the Collateral; and (c) the consummation of the Bond Transaction, have been obtained and are in full force and effect and that (i) the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, of such consents and approvals shall have expired without any such filing having been made or notice of such review having been issued; or (ii) in the event of such filing or review sua sponte, such filing or review shall have been disposed of favorably to the consents and approvals and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

8.1.6                     Intentionally Omitted.

8.1.7                     Evidence of Organization and Corporate Action. CoBank shall have received in form and substance satisfactory to CoBank, certified copies of all Organizational Documents of Borrower and documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an “Authorized Officer”)) the execution, delivery and performance of the LC Documents to which it is a party, and the consummation of the Bond Transaction, certified to be true and correct by the Secretary or Assistant Secretary of Borrower.

8.1.8                     Legal Opinion of Counsel. CoBank shall have received written opinions of counsel, including regulatory counsel where required by CoBank, for Borrower (who shall be acceptable to CoBank), which shall be in the form attached as Appendix A to the Bond Purchase Agreement.

8.1.9                     Legal Opinion of Bond Counsel or Other Counsel. CoBank shall have received the written opinion, in form and content acceptable to CoBank and addressed to CoBank: (a) of bond counsel covering such matters relating to the Issuer and the Bond Documents as may be reasonably required by CoBank; and (b) of bond counsel, or other counsel acceptable to CoBank, to the effect that, in connection with the offer and sale of the Bonds, it is not necessary to register the Bonds under the Securities Act of 1933, as amended, or the securities laws of any state.

8.1.10              Member Guarantee. CoBank shall have received a guarantee from Guarantor in form and substance satisfactory to CoBank and in accordance with the requirements of Subsection 6.3 above.

8.1.11              Intentionally Omitted.

8.1.12              Intentionally Omitted.

8.1.13              Recording of Documents: All of the LC Documents required to be recorded or filed to perfect the security interests and liens granted therein shall be so recorded and filed.

8.1.14              Intentionally Omitted.

8.1.15              Intentionally Omitted.

8.1.16              No Material Change. No change shall have occurred in the condition or operations of Borrower since the Statement Date which could reasonably be expected to result in a Material Adverse Effect.

8.1.17              Default. As of the date of issuance of the Letter of Credit and as of the date of each renewal of the Letter of Credit pursuant to Subsection 2.2.1 hereof, there shall exist no Event of Default or Potential Default.

8.1.18              Representations and Warranties. The representations and warranties of Borrower contained in each of the LC Documents to which it is a party, shall be true and correct in all material respects on and as of the Closing Date and on and as of the date of each renewal of the Letter of Credit pursuant to Subsection 2.2.1 hereof, as though made on and as of such date.

8.1.19              Consummation of the Bond Transaction. CoBank shall have received evidence, in form and substance satisfactory to CoBank that: (a) the Bond Transaction has been consummated substantially in accordance with the terms and conditions of the Bond Documents, and in compliance with all applicable laws and regulations; and (b) the Bonds have been executed and delivered, and all of the Bonds shall have been sold and the purchase price therefor received by the Bond Trustee, as required pursuant to the Bond Documents, in both cases, simultaneously with the issuance of the Letter of Credit.

8.1.20              Fees and Expenses. Borrower shall have paid CoBank, by wire transfer of immediately available federal funds all fees set forth in Section 3.5 of this Agreement and all fees and expenses owing by Borrower under Section 14.1 hereof which, in either case, are due on the Closing Date.

8.1.21              Project Budget. CoBank shall have received a budget in form and substance satisfactory to CoBank that itemizes the costs and expenses of the Project.

8.1.22              Further Assurances. Borrower shall have provided and/or executed and delivered to CoBank such further assignments, documents or financing statements, in form and substance satisfactory to CoBank, that Borrower is to execute and deliver pursuant to the terms of the LC Documents or as CoBank may reasonably request.

ARTICLE 9                                AFFIRMATIVE COVENANTS.

From and after the date of this Agreement and until the Note and other Bank Debt is indefeasibly paid in full and CoBank has no obligation to honor any draws under the Letter of Credit, Borrower agrees that it will observe and comply with, the following covenants for the benefit of CoBank:

9.1                                            Books and Records. Borrower shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP consistently applied.

9.2                                            Reports and Notices. Borrower shall provide to CoBank the following reports, information and notices.

9.2.1                     Annual Financial Statements. As soon as available, but in no event later than one-hundred twenty (120) days after the end of any fiscal year of Borrower occurring during the term hereof annual financial statements of Borrower, prepared in accordance with GAAP consistently applied which shall: (a) be audited by independent certified public accountants selected by Borrower which are reasonably acceptable to CoBank; (b) be accompanied by a report of such accountants containing an opinion reasonably acceptable to CoBank; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders’ equity, and all notes and schedules relating thereto.

9.2.2                     Interim Financial Statements. As soon as available, but in no event more than 45 days after the end of each month, a balance sheet of Borrower as of the end of such month, a statement of income for Borrower for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and certified by the Chief Financial Officer of Borrower (subject to normal year-end adjustments).

9.2.2A            Annual Budgets. As soon as available, but in no event more than 90 days after the end of any Fiscal Year of Borrower occurring during the term hereof, copies of Borrower’s annual operating budgets and capital expenditures, which shall be reasonably acceptable to CoBank.

9.2.3                     Additional Information. With reasonable promptness, such additional financial information or documentation as CoBank may reasonably request.

9.2.4                     Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower other than the Secretary, Borrower shall promptly give CoBank written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

9.2.5                     Notice of Certain Changes. Borrower shall: (a) notify CoBank at least ten (10) Business Days prior to the occurrence of any change in the name or business form of Borrower; and (b) take all actions necessary or reasonably requested by CoBank in order to maintain the perfected status of CoBank’s lien and security interest (subject only to Permitted Encumbrances) in the Collateral.

9.2.6                     Notice of Non-Environmental Litigation. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting Borrower which, if determined adversely to Borrower, could reasonably be expected to result in a Material Adverse Effect.

9.2.7                     Notice of Material Change. Promptly after any officer of Borrower other than the Secretary obtains knowledge thereof, notice of any matter which has resulted or would result in a Material Adverse Effect.

9.2.8                     Notice of Environmental Litigation. Without limiting the provisions of Subsection 9.2.6 hereof, promptly after Borrower’s receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which could either cause Borrower to incur liability (including, but not limited to, all cleanup or remediation costs) in excess of $25,000.00, or could, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

9.2.9                     Regulatory and Other Notices. Promptly after Borrower’s receipt thereof, copies of any notices or other communications received from any governmental authority, with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

9.2.10              Adverse Action Regarding Required Licenses. In the event Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to Borrower’s knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, Borrower shall provide CoBank with prompt written notice thereof and shall take, or cause to be taken, all reasonable measures to contest such action in good faith.

9.2.11              Notice of Default Under Bond Documents. As soon as the existence of any event of default or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default under the Bond Documents becomes known to any officer of Borrower other than the Secretary, Borrower shall promptly give CoBank written notice thereof, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

9.3                                            Maintenance of Existence and Qualification. Borrower shall maintain its existence in good, standing under the laws of its State of Formation. Borrower will qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties if such failure would be reasonably expected to result in a Material Adverse Effect.

9.4                                            Compliance with Legal Requirements and Agreements. Borrower shall: (a) comply with all laws, rules, regulations and orders applicable to Borrower or its business; and (b) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance shall not constitute an Event of Default unless such failure would have a Material Adverse Effect.

9.5                                            Compliance with Environmental Laws. Without limiting the provisions of Section 9.4 of this Agreement, Borrower shall comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect.

9.6                                            Taxes. Borrower shall cause to be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees’ earnings, unless such taxes, assessments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and Borrower shall establish adequate reserves therefor in accordance with GAAP.

9.7                                            Insurance. Borrower shall maintain liability, worker’s compensation, business interruption, boiler and machinery and such other insurance as CoBank may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Borrower shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as CoBank shall reasonably specify, or in the absence of any such specification, as customarily carried by corporations engaged in comparable businesses and comparably situated; provided that until construction of the Project is substantially completed, Borrower shall maintain in full force and effect, a policy of builders risk, completed value, non-reporting form insurance, insuring against all risks of casualty loss to the Project in the amount of the greater of (x) the full replacement cost thereof and (y) the sum of the Maximum Principal Amount and the Maximum Interest Amount. Such insurance policies shall contain such reasonable endorsements as CoBank shall from time to time require, provided that the same are customarily obtained by corporations engaged in comparable businesses and comparably situated, and all liability policies shall name CoBank as an additional insured as its interests may appear. All such insurance policies shall be endorsed with a mortgagee’s or loss payable clause, as appropriate, in favor of CoBank. The policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to CoBank shall be delivered to and held by CoBank. All such insurance policies shall contain a provision requiring at least ten (10) days’ notice to CoBank prior to any cancellation for non-payment of premiums and at least forty-five (45) days’ notice to CoBank of cancellation for any other reason or of modification or non-renewal. No later than forty (40) days prior to expiration, Borrower shall give CoBank (a) satisfactory written evidence of renewal of all such policies with premiums paid, or (b) a written report as to the steps being taken by Borrower to renew or replace all such policies, provided that notwithstanding the receipt of such written report, CoBank may at any time thereafter give Borrower written notice to provide CoBank with such evidence as described in clause (a), in which case Borrower must do so within ten (10) days of such notice. Borrower agrees to pay all premiums on such insurance as they become due. Borrower shall give immediate written notice to the insurance carrier and CoBank of any loss. Borrower hereby authorizes and empowers CoBank upon the occurrence and during the continuation of an Event of Default, at CoBank’s option and in CoBank’s sole discretion, to act as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom CoBank’s reasonable expenses incurred in the collection of such proceeds, and all insurance policies of Borrower shall provide that CoBank may act as Borrower’s attorney-in-fact for such purposes.

9.8                                            Title to Assets and Maintenance. Borrower shall defend and maintain title to all its material properties and assets where failure to do so would result in a Material Adverse Effect. Borrower shall keep its assets, both real and personal, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements, where failure to do so would result in a Material Adverse Effect, so that its business may be properly and advantageously conducted.

9.9                                            Payment of Liabilities. Borrower shall pay all liabilities (including, without limitation, (a) any indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, and such contesting will not result in a Material Adverse Effect.

9.10                                     Further Assurances; Real Property Security Interests. Borrower shall, as may be required from time to time by CoBank, provide such documents as may be necessary or desirable in the judgment of CoBank to confirm the security interest in the Collateral granted to CoBank.

9.11                                     Inspection. Borrower shall permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine Borrower’s properties (provided that CoBank and its agents provide Borrower with reasonable advance notice and abide by reasonable security and safety regulations including without limitation reasonable requirements adopted by Borrower for sanitation and regulatory requirements imposed by regulatory agencies having jurisdiction), books, and records, and to discuss Borrower’s affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

9.12                                     Required Licenses; Permits; Etc. Borrower shall duly and lawfully obtain and maintain in full force and effect all Required Licenses, where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

9.13                                     Financial Covenants. Borrower shall comply with the financial covenants set forth in Schedule 2 hereto.

9.14                                     Intentionally Omitted.

9.15                                     Construction Covenants.

9.15.1              Construction of Project. Borrower shall construct the Project, or cause the same to be constructed, in compliance with all building, fire, zoning, subdivision, environmental, ecological and other governmental codes, statutes, ordinances, regulations, orders, permits, approvals and similar requirements applicable thereto (collectively, the “Building Codes”) and otherwise in a good workmanlike manner. Borrower shall complete the construction of the Project on or before the Project Completion Date. The Project Completion Date may be extended a period of time equal to the period of the delay and its consequences if completion is delayed due to any cause beyond Borrower’s control such as an act of God, war (whether or not declared), insurrection, military action, embargo, riot, civil disturbance, epidemic, act or failure to act of government, act or omission of the other party, wind, fire, flood, drought, landslide, explosion, earthquake, accident, power failure, equipment failure, strike, labor dispute, industrial disturbance, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, restraining order or decree of any court, sabotage, interruption occasioned by order or requisition of federal, state or local government, epidemic, or any other cause beyond the control of the Borrower; provided, however, that, if such default is curable, and if and so long as the Borrower is proceeding with due diligence to cure the default such period shall be extended to whatever reasonable period is required to permit the Borrower to cure such default. The Borrower shall, however, use its best efforts to remedy with all reasonable dispatch the cause or causes preventing the Borrower from completing the Project; provided, that the Borrower shall in no event be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, not in the interest of the Borrower. Borrower covenants and agrees to pay all costs of the construction and development of the Project.

9.15.2              Intentionally Omitted.

9.15.3              Intentionally Omitted.

9.15.4              CoBank’s Right to Inspect. In addition to the inspection rights granted to CoBank under Section 9.11 hereof, Borrower will, at all reasonable times and as often as CoBank may request (provided that CoBank and its agents provide Borrower with reasonable advance notice and abide by reasonable security and safety regulations including without limitation reasonable requirements adopted by Borrower for sanitation and regulatory requirements imposed by regulatory agencies having jurisdiction), permit any officers, employees and authorized representatives of CoBank to visit and inspect the Project, to enter upon the Project to inspect the construction being carried out thereon and all materials to be used in the construction of the Project, to examine all detailed plans, drawings and specifications for the Project which are or may be kept on the Property or elsewhere, to examine and make copies of, or take extracts from, Borrower’s books of account, records and other papers relating to the Project or any part thereof, and to discuss Borrower’s business and financial affairs with, and be advised as to the same by, appropriate representatives having the most complete or direct knowledge of such matters. Any such inspections and/or examinations are for the sole benefit of CoBank and Borrower shall not be entitled to rely thereon.

9.15.5              Liens, Mortgages, Pledges, Etc. Excepting liens, charges or encumbrances permitted by CoBank or directly or indirectly in favor of CoBank, Borrower will not allow to exist any lien, charge or encumbrance of any kind, including, without limitation, liens of Persons supplying labor or material in connection with the construction of the Project or other mechanic’s liens, upon, or any security interest in, the Project, or any part thereof or any property of Borrower located or to be located on the Property or incorporated or to be incorporated into the Project. Without the prior written consent of CoBank, Borrower shall not grant or otherwise create any easement, condition or restriction which burdens the Project or any part thereof in any material respect. Borrower will deliver to CoBank on demand any contracts, bills of sale, receipted vouchers or other documents under which Borrower claims title to any materials or articles used in the construction of the Project.

9.15.6              Delivery and Execution of Documents. Borrower will at any time and from time to time, upon CoBank’s request, take (or cause to be taken) any action and execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) any further documents, opinions, mortgages, deeds of trust or other instruments which may be reasonably necessary in order to carry out the true intent and purposes of this Agreement.

9.15.7              Indemnity. In addition to the indemnification pursuant to Article 12 hereof, Borrower shall protect, defend, indemnify and hold the Indemnified Parties harmless from and against any loss suffered or liability incurred by the Indemnified Parties on account of any damage to the person or property of the parties hereto or to third parties by reason of the construction contemplated herein, whether or not such injury or damage is partly due to the negligence of CoBank or the other Indemnified Parties; provided that such indemnification is not provided where such injury or damage is due to the gross negligence or willful misconduct of the Indemnified Party seeking indemnification. Borrower shall undertake, at its sole expense and through counsel selected by Borrower and reasonably satisfactory to CoBank, the defense of the Indemnified Parties in any lawsuit commenced as the result, or alleged to be the result, of injury or damage occurring by reason of the construction contemplated herein.

9.15.8              Intentionally Omitted.

9.15.9              Intentionally Omitted.

9.15.10       Intentionally Omitted.

9.16                                     Additional Covenants. In addition to the covenants and agreements set forth elsewhere in this Agreement, Borrower agrees to take the action and/or provide the documents set forth as Additional Covenants in Schedule 2 hereto.

ARTICLE 10                         APPROVAL OF DISBURSEMENTS UNDER BOND LOAN AGREEMENT.

10.1                                     Disbursements. The proceeds of the Bonds shall be deposited into the Project Fund (as defined in the Bond Trust Indenture) and disbursed to, or as directed by, Borrower in periodic payments (each a “Disbursement”) not more frequently than monthly, by the Bond Trustee under the Bond Loan Agreement but subject to the approval of CoBank pursuant to the terms of this Article 10, upon satisfaction of all applicable conditions of this Agreement and subject to the limitations set forth in this Agreement. Borrower’s request for a Disbursement shall show the amount of Project Costs that Borrower has incurred and will pay with such Disbursement or the amount Borrower seeks as reimbursement, as permitted under the Tax Regulatory Agreement, from such Disbursement for Project Costs that Borrower has incurred and already paid. The date on which any Disbursement is made, or is to be made, is hereinafter called a “Disbursement Date.” Anything to the contrary notwithstanding, if an Event of Default has occurred hereunder, CoBank reserves the right to direct that the Bond Trustee make Disbursements, or parts thereof, directly to the persons to whom amounts are then due from Borrower or from any contractor for Project Costs.

10.2                                     Project Costs.

(a)                                  No amount shall be included in any Disbursement for payment of any of the categories of Project Costs as disclosed in the Budget if the inclusion of the same in such Disbursement would cause the total of all amounts included in Disbursements for such category of Project Costs to exceed the total amount provided in the Budget for such category of Project Costs, except that with the prior written approval of CoBank, which approval CoBank shall have no obligation to give, the amounts provided in the Budget for each of the categories of Project Costs may be reallocated to other categories of Project Costs.

(b)                                 CoBank shall have no obligation to approve a Disbursement in connection with materials which are to be incorporated into the Project prior to their having been delivered to the Property and incorporated into the Project except for deposits and prepayments. The foregoing notwithstanding, Disbursements for items of equipment may be made prior to the installation of such equipment on the Property and further may be made in installments for the purchase price of such equipment.

10.3                                     Intentionally Omitted.

10.4                                     Additional Conditions to Disbursements. CoBank’s obligation to approve each Disbursement pursuant to the Bond Loan Agreement is subject to the fulfillment to CoBank’s satisfaction of the following additional conditions, in addition to the other conditions set forth in this Agreement.

10.4.1              Representations and Warranties. All of the representations and warranties of Borrower set forth in this Agreement and the Bond Documents shall be true and correct in all material respects as of the Disbursement Date for such Disbursement, and all of Borrower’s covenants and agreements set forth in this Agreement and the Bond Documents shall have been performed and complied with in all material respects on such Disbursement Date.

10.4.2              Disbursement Request. CoBank shall have received, at least three (3) business days prior to the Disbursement Date for such Disbursement, a written disbursement request from Borrower in form and detail acceptable to CoBank and dated as of the same date as the documentation for such Disbursement submitted pursuant to this Subsection.

10.4.3              Lien Waivers. CoBank shall have been furnished with affidavits, lien waivers or releases satisfactory to CoBank with respect to the costs of all labor, fuel, equipment and materials furnished for the Project through the date of the most recent prior Disbursement request (unless an Event of Default has occurred, in which event, at the option of CoBank, through the date of the Disbursement request made pursuant to the foregoing Subsection 10.4.2 hereof), executed by the party or parties furnishing such labor, fuel, equipment and materials.

10.4.4              Intentionally Omitted.

10.4.5              No Default. There shall exist no Event of Default or Potential Default, on the Disbursement Date for such Disbursement.

10.4.6              Supporting Documents. With respect to any Disbursement, Borrower shall provide at CoBank’s request, and CoBank shall have reasonable access to, copies of invoices, checks, payroll vouchers and other similar evidence supporting all payments previously made under each contract and subcontract; and, with respect to any Disbursement which includes sums for other Project Costs, CoBank shall have received copies of all supporting invoices, statements, contracts or other evidence to establish to CoBank’s satisfaction that such costs for which Disbursements shall have been made have been paid and that such costs for which the Disbursement is requested have been paid or are then due and owing.

10.4.7              Certification. If requested by CoBank, CoBank shall have received a current certificate of one or more professional employed by Borrower and acceptable to CoBank, addressed to CoBank and in scope, form and substance satisfactory to CoBank, that Borrower has obtained and kept in full force and effect such permits and governmental and municipal approvals as may be necessary to comply with all building, zoning, environmental and ecological requirements relating to the Property, the Project or the use or occupancy thereof and that all applicable appeal periods with respect to such permits and approvals have expired.

10.4.8              Other Documents. Prior to the Disbursement Date for such Disbursement, all documents incident thereto shall be in form and substance satisfactory to CoBank, and CoBank shall have received copies of all such current budgets and disbursement schedules, waivers, certificates and other documents as CoBank may from time to time request in connection with such Disbursement.

10.4.9              Personal Property Acquisition. If such Disbursement is for any equipment or other personal property, CoBank shall have received invoices for the purchase of such personal property and evidence satisfactory to CoBank that such personal property is insured against casualty, loss and theft. In addition, Borrower shall, at the request of CoBank, provide evidence satisfactory to CoBank that Borrower owns such personal property free and clear of all liens and encumbrances, and shall execute and deliver such additional security documents as CoBank determines to be necessary or appropriate to create and perfect a first and best lien in such personal property as additional security for the payment of the obligations of Borrower to CoBank under the LC Documents.

10.4.10       Intentionally Omitted.

10.5                                     Intentionally Omitted.

10.6                                     Cessation or Limitation of Disbursements. CoBank’s obligation to approve Disbursements to Borrower shall be subject to the following additional conditions and limitations.

10.6.1              Completion Date. In no event shall CoBank be obligated to approve: (a) a Disbursement after the Completion Date, nor (b) a Disbursement for the Project after the Project Completion Date.

10.6.2              Construction Progress. If at any time CoBank shall, in its reasonable judgment, estimate and give notice to Borrower that substantial completion of the Project will not occur on or before the Project Completion Date, then CoBank shall have no obligation to approve further Disbursements until such time as Borrower shall have delivered to CoBank evidence reasonably satisfactory to CoBank that substantial completion of the Project will occur on or before the Project Completion Date.

10.6.3              Intentionally Omitted.

10.6.4              Quality of Work. If CoBank should at any time determine that any part of the work performed on the Project has not been performed in a good and workmanlike manner in any material respect, whether or not the cost of any such work shall have been included in a Disbursement theretofore made, then CoBank shall have no obligation to approve any further Disbursement until such work is corrected so as to have been performed in a good and workmanlike manner and CoBank has received evidence reasonably satisfactory to it of such correction.

10.6.5              Building Codes. If CoBank should at any time determine, exercising its reasonable discretion, that any part of the work performed on, or materials incorporated into, the Project does not comply with all Building Codes in any material respect, whether or not the cost of any such work or materials shall have been included in a Disbursement theretofore made, then CoBank shall have no obligation to approve any further Disbursement until such work is corrected, or material is changed, to cause the same to comply with all Building Codes and CoBank has received evidence reasonably satisfactory to it of such correction or change and of such compliance.

10.7                                     No Waiver By Disbursement. The approval by CoBank of any Disbursement request of Borrower shall not (a) constitute a final, binding approval by CoBank of any construction of the Project then in place or a waiver of the right of CoBank to thereafter exercise any rights arising by reason of the noncompliance of such work with the Building Codes or the failure of such work to have been performed in a good and workmanlike manner; or (b) constitute a representation to Borrower or any third party, or otherwise be relied upon by Borrower or any third party as evidence of the compliance of any work on the Project in place with the Building Codes or that any such work has been performed in a good and workmanlike manner.

ARTICLE 11                         NEGATIVE COVENANTS.

From and after the date of this Agreement until the Note and other Bank Debt is indefeasibly paid in full and CoBank has no obligation to honor draws under the Letter of Credit, Borrower agrees that it shall not (except as required or permitted under the Bond Documents):

11.1                                     Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers’ acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business.

11.2                                     Liens. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, “Liens”) The foregoing restrictions shall not apply to: (i) Liens in favor of CoBank; (ii) Liens for taxes, assessments, or governmental charges that are not past due; (iii) Liens and deposits under workers’ compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

11.3                                     Mergers, Acquisitions, Etc. Merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture.

11.4                                     Transfer of Assets. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

11.5                                     Loans. Lend or advance money, credit, or property to any person or entity, except for trade credit extended in the ordinary course of business.

11.6                                     Contingent Liabilities. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business.

11.7                                     Change in Business. Engage in any business activities or operations substantially different from or unrelated to Borrower’s present business activities or operations.

ARTICLE 12                         INDEMNIFICATION.

12.1                                     General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold CoBank and the Confirmation Bank and their respective directors, officers, employees, agents, professional advisers and representatives (“Indemnified Parties”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including reasonable attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of Borrower in this Agreement or the other LC Documents; (b) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Agreement or the other LC Documents; (c) the Project or the use thereof during the Construction Period (as defined in the Bond Loan Agreement) and while Borrower is in possession thereof or from any accident, injury or damage whatsoever caused to any Person on or about the Property; or (d) the exercise by CoBank (or the Confirmation Bank on behalf of CoBank) of any right or remedy set forth in this Agreement or the other LC Documents, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that the foregoing are the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including reasonable attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower’s indemnification obligation under this Section with counsel of Borrower’s choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party’s satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, the Indemnified Party shall have no further right to reimbursement of attorney’s fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Agreement and other covenants.

12.2                                     Indemnification Relating to Hazardous Substances. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. If CoBank reasonably believes that an Environmental Regulation has been violated by Borrower’s activities upon property owned or held by Borrower, and if CoBank so requests, Borrower shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Borrower’s sole cost and expense, by an engineer or other environmental expert acceptable to CoBank. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Regulation has been violated, CoBank shall reimburse Borrower for the costs and expenses of such engineer or other environmental expert in completing such audit or report, together with interest on such amounts at the Base Interest Rate from the date expended until repaid. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and reasonable attorneys’ fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of CoBank in the property created by any documents securing the Note and other Bank Debt (including without limitation the LC Documents) or as the result of CoBank exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of any certificate of purchase, any transferee of the title of CoBank or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by CoBank, or anyone claiming by, through or under CoBank or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Collateral. The indemnification and covenants of this Section shall survive the termination of this Agreement and other covenants.

ARTICLE 13                         EVENTS OF DEFAULT; RIGHTS AND REMEDIES.

13.1                        Events of Default. The occurrence of any of the following events (each an “Event of Default”) shall, at the option of CoBank, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 13.1(f) all amounts owing under the Note and the other LC Documents shall automatically and immediately become due and payable without any action by or on behalf of CoBank), and CoBank may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

(a)                                  Failure of Borrower to pay when due, whether by acceleration or otherwise, any of the Bank Debt in accordance with this Agreement or the other LC Documents.

(b)                                 Any representation or warranty set forth in any LC Document, any Bond Document, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made by Borrower.

(c)                                  Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 9.7, 9.11 and 9.13 of this Agreement and Sections 11.1, 11.3, 11.4, 11.5, 11.6 and 11.7 of this Agreement.

(d)                                 Any breach of the covenants set forth in Sections 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, 9.10, 9.11, 9.12, 9.14, 9.15 and 9.16 and Article 10 of this Agreement, and Section 11.2 of this Agreement, and such failure continues five (5) Business Days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from CoBank.

(e)                                  The failure of Borrower to pay when due any of the following obligations to any Person other than CoBank, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP; provided that no such failure will be deemed to be an Event of Default hereunder unless and until the aggregate amount owing under obligations with respect to which such failures nave occurred and are continuing is at least $100,000.00.

(f)                                    Borrower applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower, and is not withdrawn or dismissed within sixty (60) days thereafter.

(g)                                 Failure of Borrower to comply with any other provision of this Agreement or the other LC Documents not constituting an Event of Default under any of the preceding provisions of this Section 13.1, and such failure continues for thirty (30) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from CoBank.

(h)                                 (i) the Guaranty or any of the Guarantor Security Documents shall, at any time after their execution, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by Guarantor, or Guarantor shall deny any further liability or obligation thereunder, or Guarantor breaches or is in default under the terms of the Guaranty or any of the Guarantor Security Documents or any other agreement with CoBank; (ii) if Guarantor applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Guarantor; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Guarantor, and is not withdrawn or dismissed within sixty (60) days thereafter; or (iii) if any representation or warranty by Guarantor set forth in any LC Document or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made by Guarantor.

(i)                                     Upon the occurrence, and during the continuance, of an event of default under the Bond Documents.

(j)                                     Upon the filing of a mechanics lien against the Project which is not released within thirty (30) days of such filing, or in the event CoBank determines, in its sole discretion, that the Project (i) is not being constructed in a good workman like manner, (ii) will not be completed by the Project Completion Date, or (iii) can not be completed for the undrawn portion of the funds available under the Bond Loan Agreement together with other sources of funding available to Borrower.

(k)                                  Upon the occurrence, and during the continuance, of an event of default under any other loan or credit facility extended by CoBank to Borrower.

13.2                                     Rights With Respect to Bonds. In addition to the remedies set forth elsewhere in this Article 13, upon the occurrence of an Event of Default, CoBank shall be entitled to pursue any rights and remedies available to it or to Borrower under or in connection with the Bond Documents including, without limitation, causing and paying a full or partial drawing under the Letter of Credit.

13.3                                     Rights With Respect to Construction of Project. In addition to the remedies set forth elsewhere in this Article 13, upon the occurrence of an Event of Default, CoBank shall be entitled to take all action it deems appropriate to obtain completion of the Project, including, without limitation: (a) to request Disbursements under the Bond Loan Agreement; and (b) take over or exercise Borrower’s rights under existing contracts for, or let contracts for, or otherwise proceed with, construction of the Project and pay the costs thereof out of Disbursements or by advancing its own funds, which funds shall (i) bear interest at the Default Interest Rate, (ii) be payable by Borrower on demand, and (iii) be secured by the Collateral.

13.4                                     Right to Demand Collateral Deposit. In addition to the remedies set forth elsewhere in this Article 13, upon the occurrence of an Event of Default, CoBank shall be entitled to require that Borrower immediately pay to CoBank an amount equal to the face amount of the Letter of Credit, as then in effect, to be held by CoBank as collateral security for Borrower’s obligations hereunder.

13.5                                     Additional Rights and Remedies. In addition to the remedies set forth elsewhere in this Article 13, upon the occurrence of an Event of Default, CoBank shall be entitled to exercise all the rights and remedies provided in other LC Documents and by any applicable law, including, without limitation, the Uniform Commercial Code as enacted in the state of Colorado or the state where the Collateral is located at such time, whichever provides CoBank with greater rights. Each and every right or remedy granted to CoBank pursuant to this Agreement and the other LC Documents, or allowed CoBank by law or equity, shall be cumulative. Failure or delay on the part of CoBank to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by CoBank of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

13.6                                     Attorney-in-Fact. For the purposes of facilitating enforcement of the remedies provided in this Article 13, Borrower hereby irrevocably constitutes and appoints CoBank as the Borrower’s true and lawful attorney-in-fact, with full power of substitution, following the occurrence and during the continuance of an Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts relating to (a) the completion and development of the Project, the requesting of Disbursements for or on behalf of Borrower in the name of Borrower and the rights, powers, remedies and authorities granted to CoBank under this Agreement; and (b) exercise all rights Borrower has under the Bond Documents to require the Issuer to redeem the Bonds. This power of attorney shall be deemed to be a power coupled with an interest and is irrevocable. CoBank, as such attorney-in-fact, shall also have the power to prosecute and defend all actions or proceedings in connection with or affecting the Project or any part thereof.

ARTICLE 14                         MISCELLANEOUS.

14.1                                     Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to CoBank, on demand, all out-of-pocket costs and reasonable expenses incurred by CoBank (including, without limitation, the reasonable fees and expenses of counsel retained by CoBank) in connection with: (a) the preparation, negotiation, and execution of the LC Documents and the closing of the transaction reflected in this Agreement; and (b) the enforcement or protection of CoBank’s rights under the LC Documents, including without limitation collection of any of the Bank Debt and the enforcement of any security interest in the Collateral (regardless of whether such enforcement or collection is by court action or otherwise), as applicable.

14.2                                     Service of Process and Consent to Jurisdiction. Borrower hereby agrees that any litigation with respect to this Agreement or to enforce any judgment obtained against Borrower for breach of this Agreement or under the Note or other LC Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as CoBank may elect; and, by execution and delivery of this Agreement, Borrower irrevocably submits to such jurisdiction.

14.3                                     Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN COBANK AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE COLLECTION OF SUCH SUMS AS MAY BE DUE AND OWING BY BORROWER UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LC DOCUMENTS.

14.4                                     Notices. All notices, requests and demands required or permitted under the terms of this Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, three (3) days after mailing.

14.4.1              Borrower.

As provided on Schedule 2 hereto.

14.4.2              CoBank.

As provided on Schedule 2 hereto.

14.5                                     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and CoBank, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of CoBank.

14.6                                     Severability. The invalidity or unenforceability of any provision of this Agreement or the other LC Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

14.7                                     Entire Agreement. This Agreement (together with all exhibits and schedules hereto and the MLA, which are incorporated herein by this reference) and the other LC Documents represent the entire understanding of CoBank and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties.

14.8                                     Applicable Law. To the extent not governed by federal law, this Agreement and the Note, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

14.9                                     Captions. The captions or headings in this Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

14.10                              Amendments. This Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by both Borrower and CoBank. Borrower agrees that it shall reimburse CoBank for all reasonable fees and expenses incurred by CoBank in retaining outside legal counsel in connection with any amendment or modification to this Agreement requested by Borrower.

14.11                              Capital Requirements. In the event that the introduction of or any change in (a) any law or regulation, or (b) the judicial, administrative, or other governmental interpretation of any law or regulation, or (c) compliance by CoBank with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by CoBank, and CoBank determines that such increase is based in any part upon CoBank’s obligations hereunder, and other similar obligations, Borrower shall pay to CoBank such additional amount as shall be certified by CoBank to Borrower to be the net present value (discounted at the Weighted Average Interest Rate) of (d) the amount by which such increase in capital reduces the rate of return on capital which CoBank could have achieved over the period remaining until the Maturity Date but for such introduction or change, (e) multiplied by the sum of the Maximum Principal Amount plus the Maximum Interest Amount; provided that if Borrower pays off all amounts owing to CoBank within ninety (90) days after being given notice to pay, Borrower shall have no obligation to make any payment under this Section provided further that Borrower shall be liable for any funding losses on account of such prepayment. CoBank will notify Borrower of any event occurring after the date of this Agreement that will entitle CoBank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by CoBank for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by CoBank and of the amount of compensation owed to CoBank under this Section shall be conclusive, provided that such determinations are made on a reasonable basis.

14.12                              Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and Note and the other obligations contained in this Agreement, the parties, including Borrower and CoBank, shall, except as provided in Article 12 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

14.13                              Construction with Bond Loan Agreement. In the event of a conflict between this Agreement and the Bond Loan Agreement as to provisions in any way bearing upon the rights or duties of Borrower with respect to CoBank, or upon the rights or duties of CoBank with respect to Borrower, the provisions of this Agreement shall control as between CoBank and Borrower.

14.14                              Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

14.15                              Liberal Construction. This Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NO		INTERWEST, L.C, An Iowa limited liability company
[SEAL]

ATTEST		By:	/s/ NILE RAMSBOTTOM, President

By:	/s/ JOHN A. GERKEN	Name:	Nile Ramsbottom

Name:	John A. Gerken	By:	/s/ BEVERLY TIERNEY, Secretary

Title:	Attorney	Name:	Beverly Tierney

[SEAL]

ATTEST		CoBANK, ACB

By:	/s/ JAMES C. MASTERSON	By:	/s/ MARK JACOBSON

Name:	James C. Masterson	Name:	Mark Jacobson

Title:	Assist. Sec.	Title:	Assistant Vice President

SCHEDULE 1 TO REIMBURSEMENT AGREEMENT

Bonds: shall mean the Iowa Finance Authority Variable Rate Demand Industrial Development Revenue Bonds (InterWest, L.C. Project), Series 2001.

Bond Documents: shall mean the Bond Trust Indenture, the Bonds, the Bond Purchase Agreement, the Remarketing Agreement, the Tax Regulatory Agreement, and the Bond Loan Agreement.

Bond Loan Agreement: shall mean that document entitled “Loan Agreement” dated as of November 1, 2001, by and between the Issuer and Borrower.

Bond Purchase Agreement: shall mean that document entitled “Bond Purchase Agreement” dated as of November 15, 2001, by and among the Issuer, the Borrower and Merchant Capital, L.L.C.

Bond Trust Indenture: shall mean that document entitled “Trust Indenture” dated as of November 15, 2001, by and between the Issuer and the Bond Trustee.

Bond Trustee or Trustee: shall mean Wells Fargo Bank Northwest, National Association.

Borrower: shall mean InterWest, L.C.

Certificate of Non-reinstatement: shall mean a certificate in the form of Exhibit 5 to the Letter of Credit.

Issuer: shall mean the Iowa Finance Authority.

Maximum Interest Amount: shall mean $147,945.21, which shall be the amount of 108 days’ interest on the Bonds at the maximum interest rate of 10% per annum.

Maximum Principal Amount: shall mean $5,000,000, or such lesser amount as may be applicable in the event of the cancellation of any of the Bonds.

Remarketing Agent: shall mean initially W.R. Taylor & Company, LLC.

Tax Regulatory Agreement: shall mean that document entitled “Tax Regulatory Agreement” dated as of November 1, 2001, by and among the Issuer, Borrower and Trustee.

SCHEDULE 2 TO REIMBURSEMENT AGREEMENT

Base Rate Margin: 0 basis points.

Borrower’s Business: Borrower is presently engaged in, or presently contemplates becoming engaged in, the following businesses: soy methyl ester processing.

Borrower’s Place of Business (or Chief Executive Office if more than one Place of Business): is in Ralston, Iowa.

Collateral: shall mean the real and personal property of Borrower, whether now owned or hereafter acquired, upon which CoBank is to have a first (unless specifically provided otherwise) lien and security interest, located in Carroll County, Iowa and more particularly described in a Leasehold Deed of Trust, with respect to the real property, and a Security Agreement, with respect to the personal property, each dated as of the date hereof, and each by and between Borrower and CoBank.

Completion Date: shall mean August 31, 2002.

Confirmation Fee: shall be the fee charged by the Confirmation Bank for issuing and maintaining the Confirming Letter of Credit, which is, as of the date of the initial Confirming Letter of Credit, 30 basis points.

Drawing Fee: shall mean $0.

Facility Fee Factor: shall mean 200 basis points (2%) (subject to a direct adjustment in the event of any change in the Confirmation Fee). Also subject to pro rata increase in the sole and complete discretion of CoBank over the remaining life of the Letter of Credit if there is an Event of Default under this Agreement.

Financial Covenants: shall mean the following financial covenants:

Borrower shall, on a consolidated basis with West Central Cooperative, maintain at all times compliance with those financial covenants set for in that Master Loan Agreement dated November 15, 2001 between West Central Cooperative and CoBank, as said Master Loan Agreement may be amended from time to time.

Fiscal Year: Borrower’s fiscal year begins on January 1 of each calendar year and ends on the last day of December of each calendar year.

Guarantor: shall mean West Central Cooperative.

Guarantor Collateral: shall mean the real and personal property of Guarantor, whether now owned or hereafter acquired, upon which CoBank is to have a first (unless specifically provided otherwise) lien and security interest.

Guaranty: shall mean that form of guarantee agreement by which Guarantor unconditionally guarantees Borrower’s obligations to CoBank under this Agreement.

Initial Expiry Date: shall mean November 15, 2002.

Maturity Date: shall mean November 15, 2016.

Notice to Borrower: Notice shall be sent to Borrower and CoBank in accordance with the Reimbursement Agreement as follows:

Borrower:	InterWest, L.C.	CoBank, ACB
	406 First Street	5500 South Quebec Street
	P.O. Box 68	P.O. Box 5101
	Ralston, Iowa 51459	Denver, Colorado 80217
	Att: Nile Ramsbottom	Att: Credit Information Services

Performance Date: shall mean November 15, 2001.

Project: means the acquisition and installation of Equipment and/or the construction of Improvements, which Equipment and Improvements are to be used by Borrower in connection with a soy methyl ester processing facility located in the County of Carroll, Iowa.

Project Completion Date: the date by which construction of the Project is to be completed, which shall be no later than August 31, 2002.

Projections: the projections provided to CoBank with respect to projected operations and financial results of operations of Borrower in the event of the consummation of the Bond Transaction and identified as follows: capital expenditures projections to be provided annually pursuant to Section 9.2.2A of the Agreement.

Redemption Date means the date each year that Borrower is required to redeem Bonds, beginning November 1, 2002 and each November 1 thereafter through and including November 1, 2016.

Redemption Amount means the total amount of Bonds redeemed on any Redemption Date, which amount for each year is set forth in Exhibit A hereto.

Redemption Notification Date: shall be the date that is 35 days prior to any Redemption Date.

State of Formation: is, with respect to Borrower, the state of Iowa.

Statement Date: shall mean the date of Borrower’s most recent financial statements provided to CoBank.

Exhibit A
To
Schedule 2 to Reimbursement Agreement

Redemption Date	Amount

November 1, 2002	$330,000
November 1, 2003	$330,000
November 1, 2004	$330,000
November 1, 2005	$330,000
November 1, 2006	$330,000
November 1, 2007	$330,000
November 1, 2008	$330,000
November 1, 2009	$330,000
November 1, 2010	$330,000
November 1, 2011	$330,000
November 1, 2012	$340,000
November 1, 2013	$340,000
November 1, 2014	$340,000
November 1, 2015	$340,000
November 1, 2016	$340,000

Exhibit 1.33
Form of Confirming Letter of Credit

See Attached

IRREVOCABLE LETTER OF CREDIT

Date: November 15, 2001

Wells Fargo Bank Northwest, National Association
1300 SW Fifth Avenue, 11th Floor
MAC P6101-114
Portland, OR 97201

Letter of Credit No. SB104495

Attention: Corporate Trust Department

Ladies and Gentlemen:

We are instructed by CoBank, ACB (“CoBank”) to advise you that we have issued our Irrevocable Letter of Credit in your favor, as Trustee under the Trust Indenture dated as of November 15, 2001 (the “Indenture”) between Iowa Finance Authority (the “Issuer”) and you, pursuant to which $5,000,000 in aggregate principal amount of the Issuer’s Variable Rate Demand Industrial Development Revenue Bonds (InterWest, L.C. Project), Series 2001 (the “Bonds”) were issued, and you are hereby irrevocably authorized to draw on Bayerische Hypo- und Vereinsbank AG, New York Branch, Irrevocable Letter of Credit Number SB104495 for the account of CoBank, available by your drafts at sight upon the terms and conditions hereinafter set forth, an aggregate amount not exceeding US$5,147,945.21, of which (A) an aggregate amount not exceeding Five Million Dollars (US$5,000,000) may be drawn upon for payment of (i) the unpaid principal amount of the Bonds, and/or (ii) that portion of the purchase price of the Bonds corresponding to the principal thereof when delivered to the Trustee in accordance with the provisions of the Indenture and the Bonds and which (together with the interest portion of such purchase price payable on such Bonds pursuant to the provision of the Indenture and the Bonds) comprises a Remarketing Drawing (as defined below), and (B) an aggregate amount not exceeding One Hundred Forty-Seven Thousand Nine Hundred Forty-Five and 21/100 Dollars (US$147,945.21) may be drawn upon for payment of (i) up to one hundred eight (108) days’ accrued interest on the Bonds at the maximum interest rate of ten percent (10%) per annum calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days (as appropriate) (the “Maximum Interest Coverage”), borne by the Bonds, and/or (ii) that portion of a Remarketing Drawing corresponding to the interest portion thereof. The aggregate amount available to be drawn from time to time hereunder is the “Stated Amount.”

This Letter of Credit will expire at 5:00 p.m. New York City time, on the date (the “Expiration Date”) that is the earliest of: (i) November 15, 2002 (the “Scheduled Expiration Date”) or (ii) the date you surrender this Letter of Credit to us for cancellation.

Funds under this Letter of Credit are available to you against a sight draft drawn on us, stating on its face: “Drawn under Bayerische Hypo- und Vereinsbank AG, New York Branch Irrevocable Letter of Credit No. SB104495” and stating the date for payment of the funds so drawn, accompanied by a written certificate signed by you in the form of one or more of the Annexes attached hereto appropriately completed. Presentation of each such draft and certificate shall be made at our office located at 150 East 42nd Street New York, N.Y. 10017-4679, between 9:00 a.m. and 5:00 p.m. (New York City time) or by facsimile transmission to (212) 672-5506, Attention: Antoinette Wynn and David Chow, on a Business Day (as hereinafter defined). We hereby agree that each draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us upon delivery of such sight draft and the certificate(s) as specified below if presented at such office on or before the Expiration Date, as follows:

(A)         if the drawing is being made for payment of principal of the Bonds, whether due upon maturity, prepayment, acceleration, redemption or otherwise (a “Principal Drawing”), a written certificate signed by you in the form of Annex I attached hereto appropriately completed.

(B)           if the drawing is being made for the payment of the “Purchase Price” (as defined in the Indenture) of the Bonds delivered or deemed delivered to the Trustee for purchase pursuant to the Indenture (a “Remarketing Drawing”), a written certificate signed by you in the form of Annex II attached hereto appropriately completed.

(C)           if the drawing is being made for a payment of interest on the Bonds (an “Interest Drawing”), a written certificate signed by you in the from of Annex III attached hereto appropriately completed.

If a drawing is made by you hereunder at or prior to 2:00 p.m. New York City time, on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, by 10:00 a.m. New York City time, on the succeeding Business Day. If a drawing is made by you hereunder after 2:00 p.m. New York City time, on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, by 10:00 a.m. New York City time, on the second Business Day thereafter. Notwithstanding the foregoing, if a drawing with respect to a Remarketing Drawing (and accompanying Interest Drawing) is made by you hereunder at or prior to 11:00 a.m. New York City time on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than 3:00 p.m. New York City time on the same Business Day. If requested by you, payment under this Letter of Credit may be made by deposit of immediately available funds into a designated account that you maintain with us. All payments under this Letter of Credit shall be made in our own funds. Notwithstanding any other provisions of this Letter of Credit, payment shall be deemed to have been made when we have entered such payment instructions on the Federal Reserve wire or, in the event such payment instructions specify an account maintained with us, when we have credited such account. For purposes of this Letter of Credit, a Business Day shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banks located in New York, New York are required or authorized by law to be closed.

Multiple drawings are permitted on this Letter of Credit, but no drawing shall exceed the Stated Amount.

The Stated Amount of this Letter of Credit shall be automatically, immediately and permanently reduced as to the amount available for payment with respect to Principal Drawings, by the amount of any payment by us of a Principal Drawing and, as to the amount available for payment with respect to Interest Drawings, by the amount equal to the Maximum Interest Coverage on a Principal Drawing. The amount available for payment with respect to Interest Drawings shall also be automatically and immediately reduced by the amount of any payment by us of an Interest Drawing to the extent made with respect to the principal amount of Bonds which are not subject to a corresponding Principal Drawing.

The Stated Amount of this Letter of Credit shall further be automatically and immediately reduced, as to the amount available for payment with respect to Principal Drawings, by the principal

2

amount of the Purchase Price of Bonds paid through a Remarketing Drawing and, as to the amount available for payment with respect to Interest Drawings, by an amount equal to the interest portion of the Purchase Price of Bonds paid through a Remarketing Drawing.

Only you, as Trustee, or your transferee pursuant to the terms of this Letter of Credit, may make a drawing under this Letter of Credit. Upon the payment to you, of the amount specified in a draft drawn hereunder, we will be fully discharged of our obligation under this Letter of Credit with respect to such draft and shall not thereafter be obligated to make any further payments under this Letter of Credit with respect to such draft to you or any other person who may have made to you or makes to you a demand for payment of principal of or interest on any Bond. By paying to you an amount demanded in such draft we make no representation as to the correctness of the amount demanded in such draft.

This Letter of Credit applies only to the payment of (a) principal of or purchase price for the Bonds and (b) an amount equal to up to one hundred eight (108) days’ interest accruing on the then-outstanding Bonds, at a maximum interest rate of ten percent (10%) per annum, on or prior to the expiration of this Letter of Credit, and does not apply to any interest that may accrue thereon or any principal or purchase price which may be payable with respect thereto after such date.

Upon the earliest of (i) the honoring by us of any drawing hereunder equal to the then Stated Amount; (ii) the honoring by CoBank of the final drawing available to be made under its Irrevocable Letter of Credit No. 00614008 (the “CoBank Letter of Credit”); (iii) your surrender of this Letter of Credit to us for cancellation as a result of your acceptance of an Alternate Confirming Letter of Credit (as defined in the Indenture); or (iv) the Expiration Date, this Letter of Credit shall automatically terminate. This Letter of Credit is not a confirmation of the CoBank Letter of Credit. We have been advised by CoBank that (i) for convenience this Letter of Credit is referred to in the Indenture as a “Confirming Letter of Credit” and (ii) you do not intend to draw on this Letter of Credit unless and until the CoBank Letter of Credit has been wrongfully dishonored or repudiated.

This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (to the extent that such provisions are consistent with this Letter of Credit), and, to the extent not inconsistent therewith, the laws of the State of New York. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at 150 East 42nd Street, New York, N.Y. 10017-4679, Attention: Antoinette Wynn and David Chow (or at such other address as may be designated by us to you in a written notice).

This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded to you as Trustee under the Indenture and such transferred Letter of Credit may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected upon presentation to us of this original Letter of Credit (including any and all accepted amendments) accompanied by the transfer form attached hereto as Annex IV.

[The remainder of this page intentionally left blank.]

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This Letter of Credit sets forth in full our undertaking to you (but not your duties and liabilities to us hereunder or otherwise), and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificate(s) and the sight draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such sight draft(s).

Very truly yours,

BAYERISCHE HYPO- UND VEREINSBANK AG, New York Branch

By:
Print Name: Title:

By:
Print Name: Title:

4

Annex I (Principal Drawing) to Bayerische Hypo- und
Vereinsbank AG, New York Branch
Letter of Credit

CERTIFICATE FOR THE PAYMENT OF THE PRINCIPAL OF $5,000,000 VARIABLE RATE
DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (INTERWEST, L.C. PROJECT),
SERIES 2001 (THE “BONDS”)

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”) hereby certifies to Bayerische Hypo- und Vereinsbank AG, New York Branch (the “Bank”) with reference to Letter of Credit No. SB104495 (the “Letter of Credit”; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee that:

(1)                                               The Trustee is the Trustee under the Indenture for the owners of the Bonds.

(2)                                               The Trustee is making a drawing under the Letter of Credit for the benefit of the owners of the Bonds and with respect to the payment of principal of the Bonds.

(3)                                               The amount of the sight draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of the payment of principal of the Bonds.

(4)                                               The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture.

(5)                                               The amount of the sight draft accompanying this Certificate is equal to the total amount of principal due on the Bonds as of the date of this Certificate.

(6)                                               The Trustee acknowledges that upon payment of the sight draft accompanying this Certificate the amount available to be drawn under the Letter of Credit with respect to the principal of the Bonds shall be reduced by an amount equal to such payment and shall not be reinstated.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the             day of                      ,                  .

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee

By:
Print Name: Title:

Annex II (Remarketing Drawing) to Bayerische Hypo- und
Vereinsbank AG, New York Branch
Letter of Credit

CERTIFICATE FOR THE PAYMENT OF THE PURCHASE PRICE OF $5,000,000 VARIABLE
RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE BONDS (INTERWEST, L.C.
PROJECT), SERIES 2001 (THE “BONDS”)

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”) hereby certifies to Bayerische Hypo- und Vereinsbank AG, New York Branch (the “Bank”) with reference to Letter of Credit No. SB104495 (the “Letter of Credit”; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit, except as otherwise noted) issued by the Bank in favor of the Trustee that:

(1)                                               The Trustee is the Trustee under the Indenture for the owners of the Bonds.

(2)                                               The Trustee is making a drawing under the Letter of Credit for the benefit of the owners of the Bonds and with respect to the “Purchase Price” (as defined in the Indenture) of the Bonds which have been duly delivered or deemed delivered to the Trustee.

(3)                                               The amount of the sight draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of the payment of the Purchase Price of the Bonds.

(4)                                               The Trustee (a) is in possession of the Bonds (or will be in possession of the Bonds on the Mandatory Tender Date (as defined in the Indenture)) with an aggregate principal amount outstanding equal to the portion of the amount of the draft accompanying this Certificate representing the principal portion of the Purchase Price of such Bonds and, unless the Bank has notified the Trustee in writing that it has been reimbursed in full for the amount of this Remarketing Drawing, the Trustee will deliver or cause to be delivered to the Bank, or to its designated agent within three (3) Business Days after the date of this Certificate, a principal amount of such Bonds, registered in the name of InterWest, L.C. (the “Company”) as pledgor and the Bank or an affiliate of the Bank as pledgee, equal to the amount of the draft accompanying this Certificate representing the principal portion of that purchase price of such Bonds for which the Bank has not been reimbursed on the date of such Remarketing Drawing; (b) acknowledges the pledge by the Company to the Bank of the Bonds to be delivered pursuant to subparagraph (a); and (c) agrees that all payments of principal and interest made on such Bonds shall be made to the Bank, so long as such party is the pledgee of such Bonds.

(5)                                               The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture.

(6)                                               The amount of the sight draft accompanying this Certificate is equal to the total amount of the Purchase Price of the Bonds as of the date of this Certificate.

[The remainder of this page intentionally left blank.]

(7)                                               The Trustee acknowledges that upon payment of the sight draft accompanying this Certificate the amount available to be drawn under the Letter of Credit with respect to the principal of the Bonds shall be reduced by an amount equal to such payment and shall not be reinstated.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the            day of                   ,            .

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION , as Trustee

By:
Print Name: Title:

2

Annex III (Interest Drawing) to Bayerische Hypo- und
Vereinsbank AG, New York Branch
Letter of Credit

CERTIFICATE FOR THE PAYMENT OF INTEREST ON $5,000,000 VARIABLE RATE DEMAND
INDUSTRIAL DEVELOPMENT REVENUE BONDS (INTERWEST, L.C. PROJECT), SERIES 2001
(THE “BONDS”)

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”) hereby certifies to Bayerische Hypo- und Vereinsbank AG, New York Branch (the “Bank”) with reference to Letter of Credit No. SB 104495 (the “Letter of Credit”; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee that:

(1) The Trustee is the Trustee under the Indenture for the owners of the Bonds.

(2) The Trustee is making a drawing under the Letter of Credit for the benefit of the owners of the Bonds and with respect to the payment of accrued and unpaid interest on the Bonds.

(3) The amount of the sight draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of payment of interest accrued on the Bonds on or prior to the date of the draw.

(4) The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed $147,945.21.

(5) The amount of the sight draft accompanying this Certificate is equal to the total amount of interest due on the Bonds as of the date of this Certificate.

(6) The Trustee acknowledges that upon payment of the sight draft accompanying this Certificate the amount available to be drawn under the Letter of Credit with respect to the interest on the Bonds shall be reduced by an amount equal to such payment and shall be reduced by an amount equal to such payment and shall not be reinstated.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the            day of                     ,             .

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee

By:
Print Name: Title:

Annex IV to Bayerische Hypo- und
Vereinsbank AG, New York Branch
Letter of Credit

Bayerische Hypo- und Vereinsbank AG
New York Branch
150 East 42nd Street
New York, N.Y. 10017-4679

Re:                                            Bayerische Hypo- und Vereinsbank AG New York Branch Letter of Credit No. SB104495

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Exact Name of Transferee]

[Exact Address]

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. Said transferee has succeeded the undersigned as Trustee under the Trust Indenture dated as of November 15, 2001 between Iowa Finance Authority and Wells Fargo Bank Northwest, National Association, as Trustee, pertaining to the $5,000,000 Variable Rate Demand Industrial Development Revenue Bonds (InterWest, L.C. Project), Series 2001.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments (whether increases or extensions or other amendments and whether now existing or hereafter made). All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original Letter of Credit (including any and all accepted amendments) is returned herewith, and we ask you to either (i) endorse the transfer on the reverse thereof and forward it directly to the transferee with your customary notice of transfer or (ii) issue a replacement letter of credit to the transferee on substantially the same terms and conditions as the transferred Letter of Credit (in which event the transferred Letter of Credit shall have no further force or effect).

Yours very truly,
SIGNATURE AUTHENTICATED

(Bank)	Signature of Beneficiary

(Authorized Signature)

Exhibit 1.71
Form of Letter of Credit

See Attached

LETTER OF CREDIT

CoBank, ACB, Irrevocable Letter of
Credit No. 00614008
Dated as of November 15, 2001

Wells Fargo Bank Northwest,
   National Association, as Trustee
Corporate Trust Department
1300 SW Fifth Avenue, 11th Floor
MAC P6101-114
Portland, OR 97201

Attention:     Corporate Trust Department

Ladies and Gentlemen:

CoBank, ACB (sometimes hereinafter referred to as the “Bank”), hereby establishes in your favor for the account of InterWest, L.C., an Iowa limited liability company (the “Company”), its Irrevocable Letter of Credit No. 00614008 this “Letter of Credit”) in a maximum amount of up to $5,147,945.21 (as more fully described below) effective immediately and expiring at 4:00 P.M., Mountain Time, on November 15, 2002 (the “Expiration Date”), which Expiration Date shall automatically be extended for successive terms of one (1) year unless the Bank, at least one hundred five (105) days prior to the Expiration Date or the end of any successive renewal term, notifies you and the Company in writing, that the Bank will not extend the Expiration Date of this Letter of Credit (as used herein, the Expiration Date shall mean the Expiration Date as extended), unless terminated earlier in accordance with the provisions hereof or unless extended by us; provided, however, in no event shall the Expiration Date extend beyond November 15, 2016.

This Letter of Credit is being issued in connection with that certain Trust Indenture (the “Trust Indenture”) between Iowa Finance Authority (the “Issuer”), and you dated as of November 1, 2001, pursuant to which the Issuer has agreed to authorize, issue and sell certain Variable Rate Demand Industrial Development Revenue Bonds (InterWest, L.C. Project) Series 2001 (the “Bonds”) in the aggregate principal amount of $5,000,000.00, the payment of which is secured by, among other things, this Letter of Credit. All terms used herein with initial capitalization where not required by rules of grammar or syntax, but not defined herein, shall have the meanings ascribed thereto by the Trust Indenture.

As used in this Letter of Credit, the term “Business Day” shall mean any day of the year, other than a Saturday or Sunday, or a day on which banks located in the city in which either the principal corporate trust office of the Trustee pursuant to the Trust Indenture is located or the principal office of the Bank is located is required or authorized by law to be closed or a day on which The New York Stock Exchange is closed.

You, as Trustee pursuant to the Trust Indenture, are hereby irrevocably authorized to draw on us, for the account of the Company, in accordance with the terms and conditions hereof and subject to increases and reductions in amounts as hereinafter set forth, an aggregate amount not exceeding $5,147,945.21 (the “Stated Amount”), of which (A) an aggregate amount not exceeding $5,000,000.00 may be drawn upon for payment of (i) the unpaid principal amount of the Bonds (“Principal Drawing”), and/or (ii) that portion of the purchase price of the Bonds corresponding to the principal thereof when delivered to the Trustee in accordance with the provisions of the Indenture and the Bonds and which (together with the interest portion of such purchase price payable on such Bonds pursuant to the provision of the Indenture and the Bonds) comprises a Remarketing Drawing (as defined below), and (B) an aggregate amount not exceeding $147,945.21 may be drawn upon for payment of (i) up to one-hundred and eight (108) days’ accrued interest on the Bonds at the maximum interest rate of ten percent (10%) per annum calculated on the basis of the actual number of days elapsed over a 365-day or 366-day year, as applicable, borne by the Bonds (“Interest Drawing”), and/or (ii) that portion of a Remarketing Drawing corresponding to the interest portion thereof

Funds under this Letter of Credit are only available to you against your sight draft(s) drawn on us, substantially in the form of Exhibit 1 hereto, stating on their face; “Drawn under CoBank, ACB Letter of Credit No. 00614008” and upon your presenting to us one or more of the following written certificates:

(A)    If the drawing is being made as a Principal Drawing for payment of principal of the Bonds whether due upon maturity, prepayment, acceleration, redemption or otherwise, a written certificate signed by you in the form of Exhibit 2 attached hereto appropriately completed.

(B)    If the drawing is being made for the payment of the purchase price of the Bonds delivered or deemed delivered to the Trustee for purchase pursuant to Section 3.04 of the Trust Indenture, a written certificate signed by you in the form of Exhibit 3 attached hereto appropriately completed (a “Remarketing Drawing”).

(C)    If the drawing is being made as an Interest Drawing for a payment of interest on the Bonds, a written certificate signed by you in the form of Exhibit 4 attached hereto appropriately completed.

(D)    If the drawing is being made as a Premium Drawing for a payment of premium on the Bonds, a written certificate signed by you in the form of Exhibit 9 attached hereto appropriately completed.

Presentation of such draft(s) and certificate(s) shall be made on a Business Day at our office located at 5500 So. Quebec Street, Greenwood Village, Colorado 80111 (Attention: International Banking Group, Trade Services, Letter of Credit Department) or any other place in the State of Colorado which may be designated by us by written notice delivered to you. If we receive any of your drafts drawn hereunder at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or prior to the termination hereof, we will honor the same and make payment hereunder. If a draft and certificate are presented to us (which may be by facsimile followed next day with originals) as aforesaid by 11:00 A.M., Mountain Time, payment will be made, in immediately available funds on the same Business Day, otherwise, payment will be made, in immediately available funds, on the Business Day next following presentment. If requested by you, payment may be made by deposit of such funds into a designated bank account that you maintain. All payments under this Letter of Credit will be made with the Bank’s own funds.

Upon payment of a drawing hereunder, the Stated Amount of this Letter of Credit shall be reduced by the amount of such payment except as follows:

(a)           In connection with any Remarketing Drawing, upon receipt by the Trustee for the benefit of the Company of Bonds in the aggregate principal amount equal to the unpaid amount of the principal portion of such Remarketing Drawing, registered in the name of the Company as pledgor and the Bank as pledgee, your right to draw on us by a Remarketing Drawing shall automatically be reinstated in an amount equal to the principal portion plus the interest portion of such Remarketing Drawing, and this automatic reinstatement of your right to make a Remarketing Drawing shall be applicable to successive Remarketing Drawings so long as this Letter of Credit shall have not terminated as set forth below.

(b)           In connection with any Interest Drawing, if you have not received from us within five (5) business days from the date of your drawing a notice from us in the form of the certificate attached hereto as Exhibit 5 appropriately completed, indicating that we have not reinstated the Letter of Credit for all amounts drawn under such Interest Drawing, your right to draw on us by an Interest Drawing shall be automatically reinstated in such amount and this automatic reinstatement of your right to make an Interest Drawing shall be applicable to successive Interest Drawings so long as this Letter of Credit shall have not terminated as set forth below.

The Stated Amount of this Letter of Credit will be permanently reduced by the amount of any Principal Drawing and an amount equal to one hundred eight (108) days’ interest on the amount of such Principal Drawing at a maximum rate of ten percent (10%) per annum.

Only you, as Trustee, or your transferee pursuant to the terms of this Letter of Credit, may make a drawing under this Letter of Credit. Upon the payment to you, as Trustee, of the amount specified in a draft drawn hereunder, we will be fully discharged of our obligation under this Letter of Credit with respect to such draft and shall not thereafter be obligated to make any further payments under this Letter of Credit in respect to such draft to you or any other person who may have made to you or makes to you a demand for payment of principal of or interest on any Bond. By paying to you an amount demanded in such draft we make no representation as to the correctness of the amount demanded in such draft.

This Letter of Credit applies only to the payment of (a) principal of the Bonds and (b) up to one-hundred and eight (108) days’ interest accruing on the then-outstanding Bonds, at a maximum interest rate of ten percent (10%) per annum, on or prior to the expiration of this Letter of Credit, and does not apply to any interest that may accrue thereon or any principal which may be payable with respect thereto after such date.

Upon the earliest of (i) the making by you of the final drawing available to be made hereunder, (ii) our receipt of a written certificate signed by your officer and an officer of the Company in the form of Exhibit 6 hereto appropriately completed, stating that: (a) no Bonds are outstanding within the meaning of the Trust Indenture and (b) such representatives are duly authorized to sign such certificate on behalf of you and the Company, respectively, (iii) the date on which an Alternate Letter of Credit (as defined in the Trust Indenture) becomes the “Letter of Credit” for all purposes under the Trust Indenture and following our receipt of a written certificate signed by your officer and an officer of the Company in the form of Exhibit 7 hereto appropriately completed: (a) stating that an Alternate Letter of Credit has been accepted by the Trustee, (b) setting forth the date on which such Alternate Letter of Credit becomes the “Letter of Credit” and (c) stating that such representatives are duly authorized to sign such certificate on behalf of you and the Company, respectively, and (iv) the Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

This Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (1993 Revision)” (the “Uniform Customs”) in effect on the date of issuance or as may be revised from time to time thereafter. This Letter of Credit shall be deemed to be made under the laws of the State of Colorado, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of Colorado.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at 5500 So. Quebec Street, Greenwood Village, Colorado, Attention: International Banking Group, Trade Services, Letter of Credit Department, specifically referring to the number of this Letter of Credit.

Notwithstanding anything in Article 48(g) of the Uniform Customs to the contrary, this Letter of Credit is transferable in its entirety to any transferee who has succeeded you as Trustee under the Trust Indenture. Each letter of credit issued upon any such transfer may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Exhibit 8 attached hereto. Following such presentation, and as soon as this original Letter of Credit is returned to us and we have been paid our customary transfer fee, we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue an irrevocable letter of credit to your transferee with provisions therein consistent with those of this Letter of Credit.

This Letter of Credit sets forth in full our undertaking and shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Trust Indenture), except only the certificate(s) and the draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such draft(s).

Very truly yours,

COBANK, ACB

By:
Its:

By:
Its:

EXHIBIT 1

SIGHT DRAFT

                                 , 20

FOR VALUE RECEIVED
Pay on Demand to:
U.S.                                            Dollars (U.S. $                         )
Charge to account of CoBank, ACB
Drawn under CoBank, ACB Letter of Credit No. 00614008

TO: CoBank, ACB
Attention: International Banking Group.
Trade Services,

Letter of Credit Department
   5500 So. Quebec Street
   Englewood, Colorado 80111

The sum drawn does not exceed the difference between (I) the maximum aggregate amount to be drawn under the Letter of Credit less (II) the aggregate amount of all previous drawings made under the Letter of Credit for which CoBank, ACB has not reinstated.

,
as Trustee

By:

Title:

EXHIBIT 2

CERTIFICATE FOR “PRINCIPAL DRAWING”
(PRINCIPAL UPON MATURITY, PREPAYMENT, ACCELERATION, REDEMPTION OR OTHERWISE)

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”), hereby certifies to CoBank, ACB (the “Bank”) with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

(1)           The Trustee is the Trustee under the Trust Indenture for the holders of the Bonds. The total amount of Bonds outstanding (as defined in the Trust Indenture) is $                                .

(2)           The Trustee is making a drawing under the Letter of Credit with respect to the payment of principal upon the Bonds.

(3)           The amount of principal of the Bonds which is due and payable or which will become due and payable within five (5) Business Days after the date hereof is $                           . The amount of the draft accompanying this Certificate does not exceed such amount.

(4)           The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments made pursuant to drawings under the Letter of Credit for the payment of the principal of the Bonds, does not exceed $                              .

(5)           This is a (partial) (final) drawing.

(6)           The amount of the draft accompanying this Certificate, was computed in accordance with the terms and conditions of the Bonds and the Trust Indenture.

(7)           Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will apply it directly to the payment when due of the appropriate amount of principal owing on account of the Bonds pursuant to the Trust Indenture, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Trust Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the               day of                        20     .

, as Trustee

By:

Title:

EXHIBIT 3

CERTIFICATE FOR “REMARKETING DRAWING”
(PURCHASE PRICE OF BONDS DELIVERED TO TRUSTEE FOR PURCHASE)

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”), hereby certifies to CoBank, ACB (the “Bank”) with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

(1) The Trustee is the Trustee under the Trust Indenture for the holders of the Bonds. The total aggregate principal amount of the Bonds Outstanding (as defined in the Indenture) is $                      .

(2) The Trustee is making a drawing under the Letter of Credit to pay, pursuant to the Indenture, the purchase price of the Bonds which have been duly delivered to the Trustee for purchase or are deemed to have been so delivered pursuant to the terms of the Indenture.

(3) The Trustee (a) is in possession of the Bonds (or will be in possession of Bonds on the Tender Date) with an aggregate principal amount outstanding equal to the portion of the amount of the draft accompanying this Certificate representing the principal portion of the purchase price of such Bonds and, unless the Bank has notified the Trustee in writing that it has been reimbursed in full for the amount of this Remarketing Drawing, the Trustee will deliver or cause to be delivered to the Bank, or to its designated agent within three (3) Business Days after the date of this Certificate, a principal amount of such Bonds, registered in the name of the Company as pledgor and the Bank or an affiliate of the Bank as pledgee, equal to the amount of the draft accompanying this Certificate representing the principal portion of the purchase price of such Bonds for which the Bank has not been reimbursed on the date of such Remarketing Drawing; (b) acknowledges the pledge by the Company to the Bank of the Bonds to be delivered pursuant to subparagraph (a); and (c) agrees that all payments of principal and interest made on such Bonds shall be made to the Bank, so long as such party is the pledgee of such Bonds.

(4) The aggregate principal amount of the Bonds delivered or deemed delivered to the Trustee for purchase pursuant to the Trust Indenture is $                    . The interest portion of the purchase price for such Bonds, if any, is $                        . The amount of the draft accompanying this Certificate does not exceed the sum of such amounts due as the purchase price of such Bonds.

(5) The principal amount of the draft accompanying this Certificate, together with the aggregate of all prior principal payments made pursuant to Remarketing Drawings which have not been reinstated under the Letter of Credit for the payment of the principal portion of the purchase price of the Bonds and Principal Drawings, does not exceed $                     . The interest amount of the draft accompanying this Certificate, together with the aggregate of all prior interest payments made pursuant to Remarketing Drawings which have not been reinstated under the Letter of Credit for the interest portion of the purchase price of the Bonds and Interest Drawings does not exceed $             .

(6) Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee, will apply it directly for the purpose of payment of the purchase price of the Bonds referenced in Paragraph 2 hereof, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Indenture.

(7) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the         day of                       , 20     .

,
as Trustee

By:

Title:

EXHIBIT 4

CERTIFICATE FOR “INTEREST DRAWING” (ACCRUED INTEREST)

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”), hereby certifies to CoBank, ACB (the “Bank”) with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

(1) The Trustee is the Trustee under the Trust Indenture for the holders of the Bonds. The total amount of Bonds outstanding (as defined in the Trust Indenture) is $                        and the Trustee is making a drawing under the Letter of Credit in respect of payment of accrued and unpaid interest on the Bonds.

(2) Interest on the Bonds which is due and payable or which will become due and payable within five (5) Business Days after the date hereof and the amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of payment of interest accrued on the Bonds.

(3) The amount of interest accrued on the Bonds which is due and payable or which will become due and payable within five (5) Business Days after the date hereof and for the payment of which the Trustee does not have available funds in the Bond Fund (as defined in the Trust Indenture) and which, pursuant to Section 6.04 of the Trust Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit is $                       . The amount of the draft accompanying this Certificate does not exceed such amount due as interest or in respect of interest. This is a (partial) (final) drawing.

(4) The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments made pursuant to drawings under the Letter of Credit in respect of the payment of interest accrued on the Bonds which, as certified to us by the Bank, the Bank has not reinstated, does not exceed $                       .

(5) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Trust Indenture.

(6) Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will apply such amount directly to the payment when due of the appropriate amount of interest owing on account of the Bonds pursuant to the Trust Indenture, (b) no portion of such amount shall be applied by the Trustee for any other purpose, and (c) no portion of such amount shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Trust Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the            day of                      , 20     .

, as Trustee

By:

Title:

EXHIBIT 5

CERTIFICATE OF NON-REINSTATEMENT OF AMOUNTS AVAILABLE UNDER IRREVOCABLE LETTER OF CREDIT NO. 00614008

The undersigned, a duly authorized officer of CoBank, ACB (the “Bank”), hereby certifies to the Trustee under the Trust Indenture, dated as of                        , 2001 between the Iowa Finance Authority and Wells Fargo Bank Northwest, National Association (the “Trustee”), with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that the amount drawn by the Trustee pursuant to its                         Drawing dated as of                         has not been reinstated.

Except as herein expressly set forth, all other terms and conditions of the Letter of Credit remain unchanged.

IN WITNESS WHEREOF, the Bank has executed and delivered this certificate this                day of                        , 20     .

COBANK, ACB

By:

Title:

EXHIBIT 6

CERTIFICATE THAT NO BONDS ARE OUTSTANDING

CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

Attention: International Banking Group, Trade Services, Letter of Credit Department

Re:                  CoBank, ACB
Irrevocable Letter of Credit No. 00614008

Ladies and Gentlemen:

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association as Trustee (the “Trustee”), and a duly authorized officer of InterWest, L.C. (the “Company”), hereby certify to CoBank, ACB (the “Bank”) with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

(1)                The Trustee is the Trustee under the Trust Indenture for the holders of the Bonds.

(2)                No Bonds are outstanding within the meaning of the Trust Indenture.

(3)                The undersigned representatives are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Company, respectively.

IN WITNESS WHEREOF, the Trustee and the Company have executed and delivered this certificate this                day of                        , 20      .

	, as Trustee		,

By:		By:

Title:		Title:

EXHIBIT 7

CERTIFICATE OF ACCEPTANCE OF ALTERNATE LETTER OF CREDIT

CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

Attention: International Banking Group, Trade Services, Letter of Credit Department

Re:                               CoBank, ACB, Irrevocable Letter of Credit No.

Ladies and Gentlemen:

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”), and a duly authorized officer of InterWest, L.C. (the “Company”), hereby certify to CoBank, ACB (the “Bank”) with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” (the capitalized terms used but not defined herein being used as defined in the Letter of Credit) issued by the Bank in favor of the Trustee that:

(1)                The Trustee is the Trustee under the Trust Indenture for the holders of the Bonds.

(2)                An Alternate Letter of Credit (as defined in the Trust Indenture) has been accepted by the Trustee.

(3)                The date on which such Alternate Letter of Credit becomes the “Letter of Credit” for all purposes under the Trust Indenture is                          ,                        .

(4)                The undersigned representatives are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Company, respectively.

IN WITNESS WHEREOF, the Trustee and the Company have executed and delivered this certificate as of the                  day of                        , 20     .

, as Trustee

By:		By:

Title:		Title:

EXHIBIT 8

CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

Attention: International Banking Group, Trade Services, Letter of Credit Department

Re:                  CoBank, ACB Irrevocable Letter of Credit No.

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:
(Name of Transferee)
(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in and to such Letter of Credit are transferred to the transferee and the transferee shall have sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, along with your customary transfer fee, and we ask you to endorse the transfer on the reverse thereof and forward it direct to the transferee with your customary notice of transfer.

Very truly yours,

Signature of Beneficiary

SIGNATURE AUTHENTICATED

(Bank)

(Authorized Signature)

EXHIBIT 9

CERTIFICATE FOR “PREMIUM DRAWING”

The undersigned, a duly authorized officer of Wells Fargo Bank Northwest, National Association, as Trustee (the “Trustee”), hereby certifies to CoBank, ACB (the “Bank”) with reference to CoBank, ACB Irrevocable Letter of Credit No. 00614008 (the “Letter of Credit,” the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

(1) The Trustee is the Trustee under the Trust Indenture for the holders of the Bonds. The total amount of Bonds outstanding (as defined in the Trust Indenture) is $

(2) The Trustee is making a drawing under the Letter of Credit in respect of payment of accrued and unpaid premium on the Bonds.

(3) A premium on the Bonds which is due and payable or which will become due and payable within five (5) Business Days after the date hereof and the amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of payment of Premium on the Bonds.

(4) The amount of premium on the Bonds which is due and payable or which will become due and payable within five (5) Business Days after the date hereof and for the payment of which the Trustee does not have available funds in the Bond Fund (as defined in the Trust Indenture) and which, pursuant to Section 6.04 of the Trust Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit is $                               . The amount of the draft accompanying this Certificate does not exceed such amount due as interest or in respect of premium. This is a (partial) (final) drawing.

(5) The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments made pursuant to drawings under the Letter of Credit in respect of the payment of premium on the Bonds does not exceed $                               .

(6) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Trust Indenture.

(7) Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will apply such amount directly to the payment when due of the appropriate amount of premium owing on account of the Bonds pursuant to the Trust Indenture, (b) no portion of such amount shall be applied by the Trustee for any other purpose, and (c) no portion of such amount shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Trust Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the            , day of                                , 20

, as Trustee

By:
Title:

Exhibit 7.4
List of Litigation

None.

Exhibit 7.15
Real Estate Interests
(fee, leasehold, easement, other)

Leasehold: As described in that certain Lease dated October 3, 1995 between West Central Cooperative and InterWest, L.C.

2

Evidence of Approvals, Including Regulatory Approval

(8.1.5)

See List of Closing Documents Contained in Transcript of Proceedings for the Bonds.

3